UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FASTLY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

fastly

Notice of 2023 Annual Meeting of Stockholders & Proxy Statement

Wednesday, June 14, 2023

9AM PT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 14, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 annual meeting of stockholders (the “annual meeting”) of Fastly, Inc., a Delaware corporation (the “Company”). The annual meeting will be held virtually on Wednesday, June 14, 2023 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/FSLY2023, where you will be able to listen to the annual meeting live, submit questions (before and during the annual meeting) and vote online. The Company is holding the annual meeting for the following purposes:
1.	To elect each of the Board of Directors’ three nominees, Aida Álvarez, Richard Daniels, and Todd Nightingale, as a Class I director, to serve until our annual meeting of stockholders in 2026;
2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023;
3.	To conduct an advisory vote to approve the compensation of our named executive officers;
4.	To approve the grant of a performance-based nonstatutory stock option (the “Bergman Performance Award”) to Artur Bergman, our founder, Chief Architect, and member of the Board of Directors; and
5.	To conduct any other business properly brought before the annual meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
By Order of the Board of Directors
/s/ Todd Nightingale
Todd Nightingale
Chief Executive Officer
San Francisco, CA
April 28, 2023

The record date for the annual meeting is April 17, 2023. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 28, 2023, to all stockholders of record entitled to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 14, 2023 via live interactive webcast at www.virtualshareholdermeeting.com/FSLY2023.
The proxy statement and annual report to stockholders are available at http://materials.proxyvote.com.

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you have voted by proxy, you may still vote online if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will,” “would,” “target,” or the negative of these terms or other similar expressions. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results, performance or achievements, or industry results to differ materially from those expressed in such statements. Our actual results, performance or achievements, or industry results could differ materially from those anticipated in such forward-looking statements as a result of the following factors, among others: our ability to address defects, interruptions, outages, delays in performance, or similar problems with our platform; our ability to attract new customers and have existing customers increase their use of our platform; component delays, shortages and price increases; our ability to develop and sell new products; our ability to respond to rapidly changing technology; other general market, political, economic and business conditions; and any additional factors discussed under “Part I — Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings we make with the SEC, including future SEC filings.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout the documents incorporated by reference in this proxy statement. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect actual results or events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

FASTLY, INC.
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Fastly, Inc. (sometimes referred to as the “Company” or “Fastly”) is soliciting your proxy to vote at the 2023 annual meeting of stockholders (the “annual meeting”), including at any adjournments or postponements of the annual meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 5, 2023.
How do I attend the annual meeting?
We will be hosting the annual meeting via live webcast only. Any stockholder of record can attend the annual meeting live online at www.virtualshareholdermeeting.com/FSLY2023. The webcast will start at 9:00 a.m. Pacific time on Wednesday, June 14, 2023. Stockholders may vote and submit questions while attending the annual meeting online. The webcast will open 15 minutes before the start of the annual meeting. In order to enter the annual meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our Class A common stock (“common stock”), or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.proxyvote.com. We encourage you to access the annual meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page.
What if I can’t find my control number?
Please note that if you do not have your control number and you are a registered stockholder, you will be able to login as a guest. To view the annual meeting webcast, visit www.virtualshareholdermeeting.com/FSLY2023 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the annual meeting.
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If you are a beneficial owner (that is, you hold your shares in an account at a broker, bank, or other holder of record), you will need to contact that broker, bank, or other holder of record to obtain your control number prior to the annual meeting.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the annual meeting at www.virtualshareholdermeeting.com/FSLY2023. In addition, for the ten days ending the day prior to the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose. To arrange a time to access the list of record stockholders beginning June 4, 2023 and until the annual meeting, stockholders should email IR@fastly.com.
For the annual meeting, how do we ask questions of management and the board?
We plan to have a Q&A session at the annual meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the annual meeting as well as live during the annual meeting. If you are a stockholder, you may submit a question in advance of the annual meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/FSLY2023.
If I miss the annual meeting, will there be a copy posted online?
Yes, a replay of the annual meeting webcast will be available at www.virtualshareholdermeeting.com/FSLY2023 and remain for one year.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 17, 2023 (the “Record Date”) will be entitled to vote at the annual meeting. On the Record Date, there were 126,808,775 shares of Class A common stock outstanding and entitled to vote at the annual meeting and no shares of Class B common stock outstanding and entitled to vote at the annual meeting.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares online at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
Why a Virtual Only Meeting?
We are conducting the annual meeting virtually for several reasons.
Conducting the annual meeting virtually increases the opportunity for all stockholders to participate and communicate their views to a much wider audience without the added cost, time or planning involved in attending in-person stockholder meetings. Stockholders can submit questions in advance in order to get a better-formulated response.
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We will use software that verifies the identity of each participating stockholder and ensures during the question and answer portion of the annual meeting that they are granted the same rights they would have at an in-person meeting. In this way, stockholder rights are not negatively affected. In the event stockholders representing a substantial number of shares of our outstanding common stock communicate a desire for in-person meetings, we will consider a change in our virtual-only meeting practice.
Given these factors, we feel a virtual-only meeting is the right choice for us and our stockholders at this time.
What am I voting on?
There are four matters scheduled for a vote:
1.
Election of each of the Board of Directors’ three nominees, Aida Álvarez, Richard Daniels, and Todd Nightingale, as a Class I director, to serve until our annual meeting of stockholders in 2026 (Proposal 1);

2.
Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2);

3.	To conduct an advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement (Proposal 3); and
4.	Approval of the Bergman Performance Award, a performance-based nonstatutory stock option granted to Mr. Bergman, our founder, Chief Architect, and member of the Board of Directors (Proposal 4).
What if another matter is properly brought before the annual meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the annual meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the annual meeting, you may still attend online and vote during the annual meeting. In such case, your previously submitted proxy will be disregarded.
•
To vote online during the annual meeting, follow the provided instructions to join the annual meeting at www.virtualshareholdermeeting.com/FSLY2023, starting at 9:00 a.m. Pacific time on June 14, 2022.

•	To vote online before the annual meeting, go to www.proxyvote.com.
•	To vote by telephone, call 1-800-690-6903.
•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the annual meeting, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.
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Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization, rather than from Fastly. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the webcast of the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Each holder of Class A common stock will have the right to one vote per share held of Class A common stock as of the Record Date. On the Record Date, no shares of Class B common stock were outstanding and entitled to vote at the annual meeting.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, or online during the webcast of the annual meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director, “For” the ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, “For” the approval, on an advisory basis, of the compensation of our named executive officers, and “For” the approval of the Bergman Performance Award, as disclosed in this Proxy Statement. If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1, the election of directors, Proposal 3, the advisory vote on the compensation of our named executive officers, and Proposal 4, the approval of the Bergman Performance Award, are considered to be “non-routine” matters under NYSE rules, meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
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If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at 475 Brannan Street, Suite 300, San Francisco, CA 94107.
•	You may attend the annual meeting and vote online during the annual meeting. Simply attending the annual meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank, or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2023 to Fastly, Inc., Attn: Corporate Secretary, 475 Brannan Street, Suite 300, San Francisco, CA 94107.
If you wish to submit a proposal (including a director nomination) at the annual meeting that is not to be included in next year’s proxy materials, your proposal must be submitted in writing and received by our Secretary at our executive offices located at 475 Brannan Street, Suite 300, San Francisco, CA 94107, not later than March 16, 2023 nor earlier than February 14, 2024; provided that if the date of next year’s annual meeting of stockholders is earlier than May 15, 2024, or later than July 14, 2024, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the later of (i) 90th day prior to the meeting date or (ii) the 10th day following the day on which public disclosure of that meeting date is first made. In addition, stockholders
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who intend to solicit proxies in support of director nominees other than the Fastly nominees must also comply with the additional requirements of Rule 14a-19(b). You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count, (a) for the proposal to elect directors, votes “For,” votes “Withheld” and broker non-votes, and (b) with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
Abstentions will be counted towards the vote total for each of Proposal 2, Proposal 3, and Proposal 4 and will have the same effect as “Against” votes. Broker non-votes on each of Proposal 1, Proposal 3, and Proposal 4 have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the annual meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes” and will not be counted towards the vote total. Proposal 1, Proposal 3, and Proposal 4 are considered to be “non-routine” matters under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.
Proposal 2 is a “routine” matter and we therefore do not expect broker non-votes to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
•	Proposal No. 1 – For the election of directors, the three nominees receiving the most “For” votes will be elected. “Withhold” votes will have no effect. Only votes “For” will affect the outcome.
•
Proposal No. 2 – To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023, the proposal must receive “For” votes from the holders of a majority of the voting power of our shares of common stock present online or represented by proxy and entitled to vote on the matter, voting together. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
Proposal No. 3 – For the advisory vote to approve the compensation of our named executive officers, the proposal must receive “For” votes from the holders of a majority of the voting power of our shares of common stock present online or represented by proxy and entitled to vote on the matter, voting together. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
Proposal No. 4 – To approve the Bergman Performance Award, the proposal must receive “For” votes from the holders of a majority of the voting power of (1) the shares of our common stock present online or by proxy at the annual meeting and entitled to vote on the matter, and (2) the shares of our common stock

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present online or by proxy at the annual meeting and entitled to vote on the matter that are not owned, directly or indirectly, by Mr. Bergman. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding voting power of our shares entitled to vote are present at the annual meeting online or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the annual meeting online or represented by proxy may adjourn the annual meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be reported on a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.
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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three directors in the class whose term of office expires in 2023, Aida Álvarez, Richard Daniels, and Todd Nightingale. Ms. Álvarez, Mr. Daniels, and Mr. Nightingale have served as members of our Board of Directors since August 2018, November 2021, and September 2022, respectively. If elected at the annual meeting, these nominees would serve until the 2026 annual meeting of stockholders and until a successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend the annual meeting. Ms. Álvarez, Mr. Bergman, Mr. Bixby, Mr. Daniels, Mr. Hornik, Ms. Loop, Mr. Meyers, Mr. Paisley, and Ms. Smith (all of the directors serving at the time) attended our annual meeting in 2022.

Directors are elected by a plurality of the votes of the holders of shares present online or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. “Withhold” votes will have no effect. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting, including their ages as of March 15, 2023.
Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

The Honorable Aida Álvarez
AGE: 73

has served as a member of our Board of Directors since August 2019. Ms. Álvarez has led important financial and government agencies and served in the cabinet of U.S. President William J. Clinton as the Administrator of the U.S. Small Business Administration. Ms. Álvarez serves on the board of directors of HP Inc., a technology company, Stride, Inc., a for-profit education company, and Bill.com Holdings, Inc., a provider of automated, cloud-based software for financial operations. She has previously served on the board of directors of Wal-Mart Stores, Inc., a retail company, MUFG Americas Holdings Corporation, a banking corporation, Zoosk, an online dating company, PacifiCare Health Systems, Inc., and Oportun Financial Corporation, a financial services company. Ms. Álvarez is the founding Chair of the Latino Community Foundation. Ms. Álvarez holds a B.A. from Harvard College. We believe that Ms. Álvarez is qualified to serve as a member of our Board of Directors because of her extensive experience in the technology and finance industries and her service on public company boards.

Richard Daniels
AGE: 68

has served as a member of our Board of Directors since November 2021. Mr. Daniels retired from Kaiser Permanente, an integrated managed care consortium, in 2020, where he was most recently Executive Vice President & CIO. He serves on the Board of CSAA Insurance Group and is on the Board of the Parkland Center for Clinical Innovation. Mr. Daniels previously served on the Board of SVB Financial Group from October 2020 to March 2023 and on the Board of Playworks from December 2015 to January 2023. Before Kaiser Permanente, Mr. Daniels held technology leadership roles at Capital One and JPMorgan. Mr. Daniels holds a B.A.Sc. in Business Administration and Management from Texas State University. We believe that Mr. Daniels is qualified to serve as a member of our Board of Directors because of his leadership experience in technology roles, service as a member of the board of directors for other companies, and deep knowledge of information security risks.

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Todd Nightingale
AGE:43

has served as our Chief Executive Officer and as a member of our Board of Directors since September 2022. Mr. Nightingale previously served as the Executive Vice President and General Manager of Enterprise Networking and Cloud at Cisco Systems, Inc. since March 2020. From June 2016 to March 2020, Mr. Nightingale served as the Senior Vice President and General Manager of Cisco Meraki. Prior to that he held various roles as a Vice President at Cisco Meraki. Mr. Nightingale holds a Bachelor of Science in electrical engineering and computer science from Massachusetts Institute of Technology as well as a Masters in engineering from Massachusetts Institute of Technology. We believe that Mr. Nightingale’s deep industry experience, including product engineering and business leadership roles in networking and cybersecurity, qualifies him to serve as a member of our Board of Directors.

The Board of Directors Recommends a Vote in Favor of Each Named Nominee.
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Directors Continuing in Office Until the 2024 Annual Meeting

David M. Hornik
AGE: 55

has served as the Chairperson of our Board of Directors since April 2023, Lead Independent Director of our Board of Directors from February 2020 to April 2023, and as a member of our Board of Directors since February 2013. Mr. Hornik has been a partner at Lobby Capital and August Capital, venture capital funds, since 2021 and 2000, respectively. From August 2004 to September 2017, Mr. Hornik served as a member of the board of directors of Splunk Inc., a software and data solutions company. Mr. Hornik has served as a member of the board of directors of Bill.com, a cloud-based software company that automates back-office financial operations, since May 2016. Prior to joining August Capital, Mr. Hornik was an intellectual property and corporate attorney at the law firms of Venture Law Group and Perkins Coie LLP, and a litigator at the law firm of Cravath, Swaine & Moore, LLP. Mr. Hornik holds an A.B. from Stanford University, an M.Phil from Cambridge University and a J.D. from Harvard Law School. We believe that Mr. Hornik is qualified to serve as a member of our Board of Directors because of his extensive experience with technology companies in our industry, his service on public and private company boards, and the historical knowledge and continuity he brings to our Board of Directors.

Charles Meyers
AGE: 57

has served as a member of our Board of Directors since July 2021. Mr. Meyers is the President and Chief Executive Officer of Equinix, Inc., the world’s digital infrastructure company. He previously served as President, Strategy, Services & Innovation, as well as Chief Operating Officer, after joining Equinix in 2010 as President, Americas Region. Mr. Meyers also previously held senior operating roles at Level 3 Communications and Verisign and was a member of the pre-IPO executive team at Internet Security Systems. Mr. Meyers holds a B.S. in Chemical Engineering from the University of Colorado Boulder, an M.S. in Engineering Management from Northwestern University, and an M.B.A. in Marketing, Strategy from the Northwestern University Kellogg School of Management. We believe that Mr. Meyers’ leadership experience in the technology industry and his deep knowledge of cybersecurity risks faced by leading telecommunications and information technology companies qualifies him to serve on our Board of Directors.

Vanessa Smith
AGE: 47

has served as a member of our Board of Directors since November 2021. Since September 2020, Ms. Smith has served as Senior Vice President of Industries at ServiceNow, Inc., a software company. From October 2004 to August 2020, Ms. Smith served in a variety of go-to-market roles, most recently Regional Vice President, Strategic Customers and Senior Vice President, Human Capital Management LOB, for SAP, a software company. She holds an B.S. in Commerce from The McIntire School of Commerce at the University of Virginia and an M.B.A. from The Robert H. Smith School of Business at the University of Maryland. We believe that Ms. Smith’s leadership experience in technology and go-to-market roles and her experience in human capital management qualifies her to serve on our Board of Directors.

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Directors Continuing in Office Until the 2025 Annual Meeting

Artur Bergman
AGE: 43

has served as our Chief Architect since February 2020. He served as our Chief Executive Officer from Fastly’s founding in March 2011 until February 2020, Chairperson of the Board of Directors from February 2020 to April 2023, and as a member of our Board of Directors since March 2011. From September 2007 to June 2011, Mr. Bergman served as Manager, Vice President, then Chief Technology Officer of Wikia, Inc., a global community knowledge-sharing platform. From November 2005 to March 2007, Mr. Bergman served as Engineering Manager for Six Apart Ltd., a social networking service. From the second half of 2003 to August 2005, Mr. Bergman served as Engineering Manager of Fotango, Ltd., a subsidiary of Canon Europe. We believe that Mr. Bergman is qualified to serve as a member of our Board of Directors because of his industry knowledge and his experience as our founder, his leadership experience and deep technical expertise, including with respect to protecting against, understanding, and responding to cybersecurity risks.

Paula Loop
AGE: 61

has served as a member of our Board of Directors since July 2021. Ms. Loop previously served as an Assurance Partner at PricewaterhouseCoopers LLP, an international professional services accounting firm, where her career spanned over 30 years. At PwC she served on the Board of Partners as the Risk and Quality Committee chair and was the leader of PwC’s Governance Insights Center. She was also previously the New York Metro Regional Assurance Leader leading one of PwC’s largest Assurance practices. She has served as a director of APi Group, a construction equipment and services company, since March 2022 and Robinhood Markets, a financial services company, since June 2021. Ms. Loop holds a B.A. in Business Administration from the University of California at Berkeley. We believe that Ms. Loop is qualified to serve as a member of our Board of Directors because of her significant experience working with boards and audit committees across multiple markets and industry sectors on governance, accounting, sustainability, and SEC reporting matters.

Christopher B. Paisley
AGE: 70

has served as a member of our Board of Directors since July 2018. Since January 2001, Mr. Paisley has served as the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University. Mr. Paisley also serves as lead independent director of Equinix, Inc., a provider of network colocation, interconnection, and managed services and a member of the board of directors of Ambarella, Inc., a developer of low-power, high-definition video compression and image processing semiconductors. Mr. Paisley previously served as a director of Fitbit, Inc. from January 2015 to May 2020, as a director of Fortinet, Inc., a cybersecurity software company, from 2004 until May 2021, and as Chief Financial Officer and a director of Enterprise 4.0 Technology Acquisition Corp., a special purpose acquisition corporation from May 2021 to March 2023. Mr. Paisley holds a B.A. in business economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles. We believe that Mr. Paisley’s substantial experience in the technology industry and his service on public company boards and audit committees qualifies him to serve on our Board of Directors.

2023 PROXY STATEMENT  |  11

INFORMATION REGARDING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Ms. Álvarez, Mr. Daniels, Mr. Hornik, Ms. Loop, Mr. Meyers, Mr. Paisley, and Ms. Smith,
representing seven of our nine directors, are “independent directors” as defined under the listing standards of the NYSE. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. Among other things, our Board of Directors considered our commercial relationship with one of our vendors, Equinix, Inc., at which Mr. Meyers currently serves as the chief executive officer. Our Board of Directors also considered the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related-Person Transactions.” Mr. Bergman and Mr. Nightingale are not independent given their positions as our Chief Architect and Chief Executive Officer, respectively.
There are no family relationships among the directors and executive officers.
Board of Directors Leadership Structure
The Board of Directors of the Company has an independent chair, Mr. Hornik, who has authority, among other things, to call and preside over Board of Directors meetings, including meetings of the independent directors, to set meeting agendas, and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairperson of the Board of Directors has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairperson of the Board and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairperson of the Board of Directors creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairperson of the Board of Directors can enhance the effectiveness of the Board of Directors as a whole.
Role of the Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board of Directors is responsible for monitoring and assessing exposure from strategic risk, operational risk and technology risk, and information security risk, with periodic reporting from our most senior information security officer and other members of senior management. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board of Directors administers its oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. Our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, investment risks and foreign exchange risks, and tax matters. Our Compensation Committee oversees the management of risks associated with talent and our
12  |  2023 PROXY STATEMENT

compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors, director succession planning, law and compliance, and oversight of corporate governance.
Meetings of The Board of Directors and Committees
Our Board of Directors met twelve times during 2022. Each Board member attended 88% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board of Directors
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides current membership information and meeting information for 2022 for each of these Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Aida Álvarez		•
Artur Bergman(1)
Todd Nightingale(1)(2)
Richard Daniels	•
David Hornik(3)		•
Paula Loop	•		•
Charles Meyers(4)
Christopher Paisley			•
Vanessa Smith			•
Total Number of Meetings in 2022	9	7	4

•	Member	Committee Chair
(1)	Mr. Bergman and Mr. Nightingale do not serve on any committees.
(2)	Mr. Nightingale was appointed to the Board of Directors in connection with his appointment as CEO in August 2022.
(3)	Mr. Hornik served as Chairperson of the Compensation Committee until April 2023 and remains on the Compensation Committee as a member.
(4)	Mr. Meyers began serving as Chairperson of the Compensation Committee in April 2023.
Below is a description of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Directors. The written charters of each committee are available to stockholders on the Investor Relations section of our website at investors.fastly.com.
2023 PROXY STATEMENT  |  13

Audit Committee
Our Audit Committee consists of three directors, Mr. Daniels, Ms. Loop, and Mr. Paisley. Our Board of Directors has determined that each of our Audit Committee members satisfies the independence requirements for Audit Committee members under the listing standards of the NYSE and Rule 10A-3 of the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements of the listing standards of the NYSE. Mr. Paisley is the chairperson of the Audit Committee and our Board of Directors has determined that each of Mr. Paisley and Ms. Loop is an audit committee “financial expert” as defined by Item 407(d) of Regulation S-K under the Securities Act. The principal duties and responsibilities of our Audit Committee include, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management related to financial reporting, accounting and auditing matters, investment risks and foreign exchange risks, and tax matters;
•	reviewing related party transactions;
•
overseeing our investment philosophy, allocation and performance of our investment portfolio, management of investment risk, policies and procedures to comply with laws pertinent to our investment portfolio, and foreign exchange risk management;

•	overseeing significant tax matters and approving policies related to these matters;
•	reviewing internal audit's scope and annual plan;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Audit Committee met nine times in 2022.
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Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2022 and met with management of the Company, as well as with representatives of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, to discuss the audited financial statements and management’s assessment and the independent registered public accounting firm’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed the accounting firm’s independence with the independent registered public accounting firm. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Mr. Paisley (Chairperson)
Mr. Daniels
Ms. Loop
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Fastly under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee consists of three directors, Ms. Álvarez, Mr. Hornik (who served as Compensation Committee Chairperson from January 2019 to April 2023), and Mr. Meyers (who was appointed as Compensation Committee Chairperson in April 2023), each of whom our Board of Directors has determined is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act. The composition of our Compensation Committee meets the requirements for independence under current listing standards of the NYSE and current SEC rules and regulations. The principal duties and responsibilities of our Compensation Committee include, among other things:
•
reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers, including evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our non-employee directors;
•	reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;
•	administering our equity and non-equity incentive plans;
•	assisting the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function;
•	reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Compensation Committee met seven times in 2022.
2023 PROXY STATEMENT  |  15

Report of the Compensation Committee of the Board of Directors
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Mr. Meyers (Chairperson)
Ms. Álvarez
Mr. Hornik
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Fastly under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee Interlocks and Insider Participation
None of Ms. Álvarez, Mr. Hornik, or Mr. Meyers, the members of our Compensation Committee, is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of five directors, Ms. Álvarez, Mr. Hornik, Ms. Loop, Mr. Paisley, and Ms. Smith. Ms. Álvarez is the chairperson of the Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current listing standards of the NYSE and current SEC rules and regulations. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•	identifying, evaluating, and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors and its committees;
•	evaluating the performance of our Board of Directors and of individual directors;
•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing and considering social responsibility, environmental and sustainability matters and making recommendations to our Board of Directors, or taking action, with respect to such matters;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
•	overseeing an annual evaluation of the Board of Directors’ and each committee’s performance.
Our Nominating and Corporate Governance Committee also oversees and receives regular reports relating to environmental, social and governance (“ESG”)-related matters.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Governance Committee met four times in 2022.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for
16  |  2023 PROXY STATEMENT

director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements, and the long-term interests of its stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee
typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability.
The Board of Directors regularly assesses the diversity of its members and nominees as part of its annual evaluation process. Our Board of Directors believes that our directors represent a diverse and broad range of attributes, qualifications, experiences, and skills to provide an effective mix of viewpoints and knowledge. The metrics of our Board of Directors are highlighted in the following graphic.

*
Director from an underrepresented community means an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills, and other director attributes that would enhance the composition of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 475 Brannan Street, Suite 300, San Francisco, CA 94107 not later than March 16, 2024 nor earlier than February 14, 2024; provided that if the date of next year’s annual meeting of stockholders is earlier than May 15, 2024, or later than July 14, 2024, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the later of (i) 90th day prior to the meeting date or (ii) the 10th day following the day on which public disclosure of that meeting date is first made. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
2023 PROXY STATEMENT  |  17

Stockholder Communications with the Board of Directors and Engagement with Stockholders
Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.
Any interested person or stockholder may, however, communicate directly with the presiding director or the non-management or independent directors as a group. Stockholders and other interested parties may send such communication to Fastly, Inc., Attn: Corporate Secretary, 475 Brannan Street, Suite 300, San Francisco, CA 94107. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be reviewed by our Corporate Secretary, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairperson of our Board of Directors. If the communication is unduly frivolous, hostile, threatening, or similarly inappropriate, the Corporate Secretary shall discard the communication.
Environmental, Social, and Governance Matters
We believe that sound corporate citizenship requires us to be responsive to material ESG related matters that impact our stakeholders and the communities in which we operate. As reflected in the core values of our Code of Business Conduct and Ethics, we are committed to operating our business with integrity, embracing transparency, and being good people. Consistent with these values, we have been actively engaged on identifying and overseeing the ESG issues that have the biggest impact on our business and its stakeholders. This is one of the reasons that our Nominating and Corporate Governance Committee has direct oversight of our environmental, social and governance activities, programs, and disclosure. These efforts will build on our existing programs focused on employee and workforce development, diversity and inclusion, and customer transparency, and may include new programs related to environmental sustainability.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers, and directors. The Code of Conduct is available on our website at investors.fastly.com. The Nominating and Corporate Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
The Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Investors section of our website at investors.fastly.com.
18  |  2023 PROXY STATEMENT

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since 2014. Representatives of Deloitte & Touche LLP are expected to be present at the virtual annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended
	2022	2021
	(in thousands)
Audit Fees(1)	$3,282	$2,463
Audit-related Fees(2)	$0	$172
Tax Fees(3)	$655	$446
All Other Fees(4)	$0	$0
Total Fees	$3,937	$3,081

(1) Consists of fees and expenses billed for professional services rendered in connection with the audit of our consolidated financial statements and audit of internal control over financial reporting, reviews of our quarterly consolidated financial statements, related accounting consultations, and other regulatory filings.

(2) Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees,” such as due diligence related to mergers and acquisitions.

(3) Tax Fees consist of fees for professional services for domestic and international tax advisory services for tax planning, compliance, and advice.
(4) Consists of aggregate fees billed for services provided by the independent registered public accounting firm other than those disclosed above.
All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures.

2023 PROXY STATEMENT  |  19

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services, such as tax advice, other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends a Vote in Favor of Proposal 2.
20  |  2023 PROXY STATEMENT

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers for 2022 as disclosed in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the 2022 compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote “For” the following resolution:

RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The approval of this advisory proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present online or by proxy at the annual meeting and entitled to vote on the matter.

As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our Board of Directors and our Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our stockholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.

We currently conduct annual advisory votes on executive compensation and expect to conduct the next advisory vote at our next annual meeting of stockholders in 2024.

The Board of Directors Recommends a Vote in Favor of Proposal 3.
2023 PROXY STATEMENT  |  21

PROPOSAL NO. 4
APPROVAL OF THE BERGMAN PERFORMANCE AWARD
Summary
At the annual meeting, stockholders will be asked to approve a performance award to Mr. Bergman (the “Bergman Performance Award”). The Bergman Performance Award was approved by non-interested members of the Board of Directors (i.e., members of the Board of Directors other than Mr. Bergman) at a meeting on April 12, 2023 based upon the unanimous recommendation of the Compensation Committee and was deemed granted on the same date. The vesting and exercisability of the Bergman Performance Award is subject to stockholder approval at the annual meeting. If stockholder approval is not obtained, the Bergman Performance Award will expire and be of no further force or effect, and the shares of our common stock subject to such award will not be available for any further equity awards. The terms of the Bergman Performance Award are described below, and the full text of the Bergman Performance Award (the “Award Agreement”) is attached to this proxy statement as Appendix B.
The Bergman Performance Award is a nonstatutory stock option granted to Mr. Bergman, our Founder, Chief Architect, and member of the Board of Directors, containing four separate tranches that vest and become exercisable, if at all, (i) beginning on the earliest vesting date applicable to each tranche, as indicated below (the “Earliest Vesting Date”), if the corresponding tranches’ Milestone is met or exceeded and the Compensation Committee certifies such achievement (such date, a “Certification Date”) prior to such Earliest Vesting Date, or (ii) if a Certification Date has not occurred prior to the Earliest Vesting Date applicable to the tranche, the Company’s first quarterly vesting date following the Certification Date, in each case of (i) and (ii), subject to Mr. Bergman’s Continuous Service (as defined in the Award Agreement, which excludes service solely as a member of the Board of Directors) through the applicable vesting date. We have established Milestones for each tranche of the Bergman Performance Award, which will require us to achieve an average trading day closing price of our common stock, over a 60-consecutive trading day period on which the primary U.S. exchange on which our common stock is traded is open for trading, equal to or in excess of $17.25, $23.00, $34.50, and $46.00 for Tranches 1, 2, 3, and 4, respectively, during the Performance Period (as defined below) in order for the Bergman Performance Award to vest. Twenty-five percent (25%) of the common stock subject to the Bergman Performance Award shall be eligible to vest upon achievement of each of the Milestones applicable to Tranches 1, 2, 3, and 4, respectively. Mr. Bergman must remain in Continuous Service, other than service solely as a member of our Board of Directors, at the time each Milestone is met or exceeded in order for the corresponding tranche to vest (except in the event of certain terminations of employment). This incentivizes Mr. Bergman’s continued service to the Company over the long term. In order to align the performance incentives among our executive officers, the Milestones under the Bergman Performance Award are the same as the milestones under the PSUs that we granted to Mr. Nightingale in connection with his appointment as our CEO. While the Board of Directors has considered a long-term performance award for Mr. Bergman for some time (as further discussed below), we paused approving a new equity award for Mr. Bergman while Mr. Nightingale settled into his new role as CEO. We believe that it is fair and reasonable to structure this equity incentive for Mr. Bergman in a fashion that aligns his incentives to Mr. Nightingale's. Since Mr. Nightingale joined the Company, Mr. Bergman and Mr. Nightingale have worked together to drive efficiencies and improve our operating results.
The exercise price per share for the Bergman Performance Award is $16.41, which is equal to the closing price of our common stock on April 12, 2023, the date of grant.
Effective as of January 1, 2023, Mr. Bergman voluntarily elected to reduce his annual base salary to the minimum salary threshold in Denver, Colorado (the “minimum required salary”) for Mr. Bergman to remain an exempt employee of the Company, which for calendar year 2023, is $35,964.58, and receive RSUs with a value based on the difference between the base salary under his employment agreement and the minimum required salary. If the Bergman Performance Award is approved, we will not increase Mr. Bergman’s salary above the applicable minimum salary threshold during the Performance Period under the Bergman Performance Award. If the Bergman Performance Award is approved by our stockholders, effective as of immediately following such approval, Mr. Bergman will voluntarily forfeit an aggregate of 24,143 restricted stock units that he received in lieu of a portion of his 2023 cash base salary that are scheduled to vest in substantially equal installments in August and November 2023. With the exception of the minimum required salary, if the Bergman Performance Award is approved, it will take the place of Mr. Bergman's annual base salary for the remainder of calendar year 2023, as well as calendar years 2024, 2025, and 2026, and for the duration of the Performance Period.
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The independent members of the Board of Directors structured the Bergman Performance Award to represent Mr. Bergman’s only new long-term equity incentive award opportunity during the Performance Period such that the Company will not grant any additional equity awards to Mr. Bergman during the Performance Period under the Bergman Performance Award.
Background and Process
Mr. Bergman is a founder of Fastly. He currently serves as Fastly’s Chief Architect and leads a special team of engineers and sales overlay professionals, dedicated to supporting the development of new technology, improving our underlying infrastructure, and reaching new markets and new customers. Mr. Bergman architected the original Fastly content delivery network and continues to be a vital force in Fastly’s product innovation. Recently, Mr. Bergman's contributions have had an enormous impact on driving the efficiency and performance of our platform, increasing our gross margins, and increasing the speed of innovation at Fastly. Mr. Bergman continues to engage regularly with new customers and prospects to help them realize the largest impact from their Fastly implementations. A number of our largest customer wins are the direct result of Mr. Bergman’s involvement. Mr. Bergman is a critical component of our recruitment and retention of top level engineers who are drawn to Fastly due to Mr. Bergman’s technical expertise, thought leadership and vision of delivering an edge cloud platform that is fast, safe and engaging.
Our Compensation Committee, in consultation with our compensation and legal advisors and with the input of all non-interested members of the Board of Directors, designed the Bergman Performance Award following extensive discussions. The award’s primary objective is to further incentivize Mr. Bergman to create significant stockholder value. The Compensation Committee has ultimately developed the Bergman Performance Award over several months in 2022 and 2023 in consultation with its compensation consultant, Compensia.
At various points during this process, our Compensation Committee met with Mr. Bergman to share their thinking on the award and get his perspective and ultimately to negotiate the terms of the award with him.
In determining the size of the award, the Compensation Committee also considered the range of annualized grant values typically awarded to chief technology officers and top engineering executives in our compensation peer group (which was developed by Compensia at the request of the Compensation Committee and approved by the Compensation Committee on September 20, 2022), Mr. Bergman’s historical role with the Company, the additional incentive created by a large, up-front equity award as compared to an annual equity award, and the significant risk of forfeiture of the Bergman Performance Award presented by the substantial stockholder value that must be created in order for the award to vest.
The Compensation Committee additionally considered other vehicles, such as a regular program of restricted stock unit “refresh” awards, either subject to time-based vesting or vesting based on financial or operational metrics, such as revenue, but determined such awards would not provide the same significant incentive value and alignment with our stockholders as the Bergman Performance Award. The target value of the award is $17,900,000, which, according to Compensia, is comparable to four years of compensation for a similarly situated executive. The number of shares subject to the Bergman Performance Award was determined by performing a Monte Carlo simulation valuation, which applies the risk inherent in the performance-based grant against the thirty day average closing share price during March 2023, the month prior to the Board of Directors’ approval of the Bergman Performance Award. The thirty day average closing share price during March 2023 is different from the closing price that will be used to calculate the fair value of the Bergman Performance Award, and therefore the reported fair value of the grant is expected to differ from $17,900,000. See “—Accounting and Tax Considerations” below for a discussion of the calculation.
Why Stockholders Should Approve the Bergman Performance Award
In designing the Bergman Performance Award, the Compensation Committee's objective is to drive revenue growth, new customer acquisition, profitability and the creation of stockholder value. After engaging in an extended deliberative process and arriving at the terms of the Bergman Performance Award, there are a variety of key reasons why the non-interested members of the Board of Directors recommends that stockholders approve the Bergman Performance Award, including:
1.	Aligning Mr. Bergman's incentives to those of our stockholders by aligning his goals almost entirely with achieving stock price gains;
2.
Aligning Mr. Bergman and Mr. Nightingale's incentives to keep them focused, together, on the long term success of Fastly with challenging stock price targets producing more than a 3x performance goal over four years;

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3.
Promoting Mr. Bergman's continued technical leadership, recruiting potential and customer engagement to help build a better Fastly, and a better Internet, where all experiences are fast, safe and engaging; and

4.	Incentivizing Mr. Bergman’s continued service to Fastly over the long term and providing him with significant challenges necessary to engage him for the long term.
Summary of the Bergman Performance Award
In light of the considerations above, we believe that our success has depended and continues to depend on Mr. Bergman’s efforts and talents. The following description is a summary of the material provisions of the Bergman Performance Award. It does not purport to summarize all of the terms of, and is qualified in its entirety by, the full text of the Award Agreement, which is attached to this proxy statement as Appendix B.
Overview of Material Terms
Award Terms	Details
Grant Date	April 12, 2023
Award Type	Nonstatutory stock option The Bergman Performance Award is granted subject to the Award Agreement and is not awarded under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”).
Number of Shares Subject to Award	2,296,000 shares of our common stock, representing approximately 1.81% of the total outstanding shares of our common stock as of April 12, 2023.
Exercise Price Per Share	$16.41, which was the closing price of our common stock on the grant date.
Term and Expiration Date	10 years, expiring on April 11, 2033 (the “Expiration Date”), or earlier following termination of service.
Award Vesting / Milestones
	Tranche	Milestone (per share)	Shares Eligible to Vest Upon Meeting Milestone	Earliest Vesting Date
	1	$17.25	574,000	November 15, 2023
	2	$23.00	574,000	November 15, 2024
	3	$34.50	574,000	November 15, 2025
	4	$46.00	574,000	November 15, 2026

A sustained 60-day closing price of our common stock is required for each of the above Milestones to be met. Specifically, a 60-Day Closing Price, as defined below, during the Performance Period, as defined below, must equal or exceed a Milestone.

“60-Day Closing Price” means the quotient of (i) the sum of the Closing Prices, as defined below, for any 60 consecutive trading day-period within the Performance Period on which the primary U.S. exchange on which our common stock is traded is open for trading and (ii) 60.

“Closing Price” means the closing price of the Company’s Common Stock as reported for a trading day within the Performance Period on the primary U.S. exchange on which the Common Stock is traded is open for trading – currently the New York Stock Exchange.

Each tranche will vest and become exercisable, if at all, (i) on the Earliest Vesting Date if the corresponding tranches’ Milestone is met and the Compensation Committee certifies such achievement (such date, a “Certification Date”) prior to such Earliest Vesting Date, or (ii) if a Certification Date has not occurred prior to the Earliest Vesting Date applicable to the tranche, the Company’s first quarterly vesting date following the Certification Date, in each case of (i) and (ii), subject to Mr. Bergman’s Continuous Service through the applicable vesting date.

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Award Terms	Details
Performance Period; Ability to Receive Additional Equity Awards
The “Performance Period” refers to the period commencing on September 1, 2022 and ending on (and including) the earliest of (i) September 6, 2027, and (ii) the date on which the award otherwise terminates as provided in the Award Agreement.

The Board of Directors structured the Bergman Performance Award to represent Mr. Bergman’s only new long-term equity incentive award opportunity during the Performance Period under the Bergman Performance Award such that it will not grant any additional equity awards to Mr. Bergman before the end of the Performance Period.

Employment Requirement for Continued Vesting
Vesting of any portion of the Bergman Performance Award for which the Milestone applicable to such portion has not been met or exceeded will generally cease upon termination of Mr. Bergman’s Continuous Service. Serving solely as a member of the Board of Directors will not count as continuous service under the Bergman Performance Award.

Qualifying Termination of Employment
Upon Mr. Bergman’s termination of Continuous Service by the Company without Cause, as defined in the Award Agreement (and not due to death or disability), or voluntary resignation for Good Reason, as defined in the Award Agreement (each, a “Qualifying Termination”), subject to Mr. Bergman continuing to comply with his obligations under his existing employee confidential information and inventions assignment agreement and subject to Mr. Bergman delivering an effective, general release of claims in favor of the Company (collectively, the “CIIAA/Release Requirements”), the Bergman Performance Award will remain eligible to vest as to the Milestones for 12 months following such Qualifying Termination date (but in no event beyond the end of the Performance Period) (such period, the “Qualifying Termination Period”). Any portion of the Bergman Performance Award that so vests will remain outstanding and exercisable following the effective date of vesting (but in no event beyond the Expiration Date). Any tranche that remains subject to time-based vesting only as of the date of the Qualifying Termination, due to the applicable Milestone being met before the Earliest Vesting Date, will vest in full upon satisfaction of the CIIAA/Release Requirements.

Post-Termination Exercise Periods
If Mr. Bergman’s Continuous Service terminates for any reason other than a Qualifying Termination or a termination due to death, any unvested shares will be forfeited and any portion of the Bergman Performance Award that is vested will remain outstanding and exercisable for 3 months following a termination or resignation (but in no event beyond the Expiration Date). In the event that Mr. Bergman’s Continuous Service terminates due to death, any portion of the Bergman Performance Award that is vested will remain outstanding and exercisable for 18 months (but in no event beyond the Expiration Date).

Exercise Methods
The exercise price of the Bergman Performance Award may be paid in any of the following manners, as further described in the Award Agreement:

1. Via a “cashless exercise” program;

2. By a “net exercise” arrangement;

3. By delivery of previously owned shares of our common stock; or

4. By cash, check, bank draft, or money order.

Tax Withholding
The Company will facilitate Mr. Bergman’s choice of tax withholding methods between a “cashless exercise” or cash payment. We will also permit Mr. Bergman to enter and modify a Rule 10b5-1 trading plan (or any similar successor arrangement), provided that it is permissible under applicable law.

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Award Terms	Details
Clawback
In the event we are required to prepare an accounting restatement of previously issued financial statements to reflect the correction of one or more material errors, we may require forfeiture or seek recoupment (as applicable) of the portion of the Bergman Performance Award (or value received thereunder) that vested within the three-year period preceding the date we determined to prepare the restatement that the Compensation Committee determines would not have vested based on the restated financial results.

In addition, the Bergman Performance Award will be subject to any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, to the extent that any such terms of the clawback policy is required by applicable law to apply to the Bergman Performance Award.

Administration	The Bergman Performance Award will be administered by our Compensation Committee.
Repricing
The Company will not, without the prior approval of our stockholders, reduce, reprice, or take any other action relative to the Bergman Performance Award that would be treated as a repricing under U.S. generally accepted accounting principles.

Milestone Adjustments
In the event of a Capitalization Adjustment (as defined in the Award Agreement), the Compensation Committee will appropriately and proportionately adjust the Milestones, the class of shares, and maximum number of shares of common stock subject to the Bergman Performance Award and the exercise price per share of the Bergman Performance Award to avoid diminution or enlargement of the benefits of the award. Capitalization Adjustments include stock splits and reverse stock splits.

Transferability	The Bergman Performance Award may not be transferred in any manner other than by will or the laws of descent or distribution except as permitted by Section 5(e) of the 2019 Plan.
Amendment	The Bergman Performance Award may be amended only by a written agreement executed by the Company and Mr. Bergman.
Termination of Award
In all cases, in the event that the Company’s stockholders do not approve the Bergman Performance Award by the requisite vote, the Bergman Performance Award will expire and be of no further force or effect, and accordingly Mr. Bergman will have no rights to the Bergman Performance Award or any of the shares underlying it.

Other Details Regarding Bergman Performance Award
Pledging. Mr. Bergman may use shares of our common stock acquired upon exercise of the Bergman Performance Award and shares previously acquired by him as collateral for one or more loans on commercially reasonable terms, provided that (i) the loan is obtained in connection with Mr. Bergman’s exercise of the Bergman Performance Award and the amount of the loan is no more than the amount necessary for payment of Mr. Bergman’s income and/or payroll taxes associated with such exercise, (ii) the loan is not a margin loan, (iii) the loan is full recourse as to Mr. Bergman, (iv) the maximum aggregate loan amount collateralized by such pledged stock does not exceed 25% of the total value of the pledged stock as of the date of issuance of the loan, (v) the Board of Directors or Compensation Committee of the Board of Directors approves such transaction, and (vi) the transaction does not violate our Insider Trading Policy, which includes an anti-hedging provision.
Stockholder Rights. Mr. Bergman will have no rights or privileges of a stockholder of the Company with respect to the shares of our common stock underlying the Bergman Performance Award unless and until the shares actually are issued, recorded on the records of the Company or its transfer agent, and delivered to Mr. Bergman (which may occur through electronic delivery to a brokerage account). In addition, unless and until the Company’s stockholders approve the Bergman Performance Award, no portion of the Bergman Performance Award may be exercised, regardless of whether any portion of the Bergman Performance Award may have vested before such stockholder approval.
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Certain Other Securities Information. Shares issuable under the Bergman Performance Award may be authorized, but unissued, or reacquired shares of our common stock. As of April 12, 2023, the closing price of a share of our common stock on the NYSE was $16.41.
Supporting Statement of the Non-Interested Members of the Board of Directors
We are asking stockholders to vote their shares “FOR” the proposed Bergman Performance Award.
In early 2022, our Compensation Committee began preliminary discussions about a potential performance award grant to Mr. Bergman. These discussions were supplemented by market data provided by Compensia focusing on market examples of multi-year, performance-based grants for founder executives among comparable companies. In addition, during 2022, the Compensation Committee finalized the terms of Mr. Nightingale’s performance stock unit grant. Our Compensation Committee determined that a one-time grant for Mr. Bergman with stock price hurdles replicating Mr. Nightingale’s award would represent a strong pay-for-performance approach, require a long-term commitment by the executive, and align Mr. Bergman’s compensation with value creation for all stakeholders, including stockholders, customers and employees. Furthermore, they provide substantial challenges required to motivate a typical executive personality to produce maximum growth. The members of the Compensation Committee considered these factors and contemplated the terms of such an award for Mr. Bergman in 2022 and the first several months in 2023, including multiple discussions among all non-interested board members, ultimately designing a compensation award with Compensia that would both incentivize Mr. Bergman while maximizing value for the Company’s stockholders. As part of this process, the Compensation Committee and the non-interested members of the Board of Directors sought to balance a variety of important objectives, including:
•	Aligning Mr. Bergman’s interests with those of the Company and its other stockholders;
•	Incentivizing Mr. Bergman’s continuous employment to the Company over the long term;
•	Motivating Mr. Bergman to help the Company meet or exceed the Milestones, which would create significant stockholder value; and
•
Ensuring that the Bergman Performance Award is linked to performance and will not vest (and therefore not be of any value to Mr. Bergman) unless all of the Company’s stockholders benefit from significant value creation.

We recommend that stockholders approve the Bergman Performance Award for the following reasons:
1.	Strengthening Incentives and Further Aligning of Stockholder, Company, and Mr. Bergman’s Interests
We believe in rewarding Mr. Bergman in a fair way that provides compensation to him if, and only if, all other stockholders realize significant value.
Mr. Bergman’s ability to receive any benefit from the Bergman Performance Award will be dependent on the Company’s achievement of challenging Milestones, which require the Company’s current stock price to equal or exceed, for a sustained period of time, $17.25 per share, and to then continue increasing thereafter, up to $46.00 per share. Under this award, if these ambitious Milestones are met or exceeded, all the Company’s stockholders, including Mr. Bergman, will benefit from the increased value of our common stock. Moreover, the Company’s stockholders will realize the real-time benefit of any increases to its stock price that result from Mr. Bergman’s aligned efforts even if an increase to the Company's stock price falls short of the Milestones required by the Bergman Performance Award.
As such, we believe this award is a “pay-for-performance” compensation program that directly aligns Mr. Bergman’s interests with the interests of stockholders and the Company.
2.	Incentivizing Mr. Bergman’s Retention and Continued Service
We believe that having the continuing active and engaged services of Mr. Bergman is important to the continued growth and long-term interests of the Company. While we recognize that the Company has many valuable employees who have been and will continue to be a critical part of the Company’s success, we believe that Mr. Bergman’s contributions have been instrumental in the Company’s development as its founder and in guiding the Company through significant growth. We also considered that Mr. Bergman would have other meaningful opportunities available to him and determined to act proactively to help incentivize his retention and alignment with stockholders’ long-term interests.
We believe that an up-front, long-term option grant with performance-based vesting would be most motivating to Mr. Bergman and would have a greater impact than an annual long-term incentive award.
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Accordingly, the Bergman Performance Award is designed to incentivize Mr. Bergman to continue to be a key member of the leadership team and to provide Mr. Bergman with the level of challenge that we believe he requires to remain engaged and perform his best work.
The structure of the Bergman Performance Award helps incentivize Mr. Bergman to continue to contribute to the management of the Company over the long term.
3.	Requiring the Achievement of Significant Stockholder Value
We believe that the presence of a challenging performance award is instrumental in motivating Mr. Bergman to lead our achievement of increasing the Company’s stock price to equal or exceed, and sustain for a period of time, $17.25 per share and potentially to equal or exceed $46.00 per share over time. By tying the vesting of the Bergman Performance Award to specific increases in the Company’s stock price, we believe that Mr. Bergman’s interests are aligned with those of our stockholders because our stockholders will receive immediate benefits in any increase to the Company’s stock price.
Potential Value that Could be Realized under the Bergman Performance Award
It is not possible to reliably estimate the value that may be realized under the Bergman Performance Award because that value depends on the amount of dilution that the Company experiences over the course of the 10-year term of the award. The more dilution, the less value that Mr. Bergman will realize. While the Company cannot predict how much dilution it will experience in the future, some amount of future dilution is a certainty, whether due to additional issuances of equity as part of (i) regular and special compensation awards to Company employees other than Mr. Bergman, (ii) capital-raising activities, or (iii) mergers or acquisitions. Thus, at this time, it is not possible to determine the actual value that Mr. Bergman will realize from the Bergman Performance Award even if we were to assume that the entire Bergman Performance Award vested.
Nevertheless, the table below depicts the maximum theoretical value, both in dollar value and as a percentage of total value created, that could be realized by Mr. Bergman and Company stockholders over various vesting scenarios. This table only takes into account estimated dilution as a result of potential exercises or conversions from our existing employee equity plans and does not consider the regular, automatic increases of authorized shares under our equity plan. Importantly, this table does not take into account any other future dilutive events over the next ten years even though such events will occur. Accordingly, this table should only be used for illustration purposes, recognizing that future dilutive events or earlier exercises would significantly decrease the ultimate value that Mr. Bergman would realize from the Bergman Performance Award over the various vesting scenarios, both in dollar value and as a percentage of total value created.
Total Tranches Earned(1)	Bergman Value Realized(2)	Stockholder Value Realized(3)	% of Value Realized by Bergman via Bergman Performance Award	% of Value Realized by Other Stockholders
0 Tranches	$0	$0	0%	0%
1 Tranche	$482,160	$121,730,594	0.40%	99.60%
2 Tranches	$7,565,320	$958,788,155	0.79%	99.21%
3 Tranches	$31,150,980	$ 2,642,322,616	1.18%	98.82%
4 Tranches	$67,938,640	$4,339,059,077	1.57%	98.43%
(1)
Table values are calculated based on the closing price per share of our common stock of $16.41 on the NYSE on the grant date of April 12, 2023, and future shares outstanding as of April 12, 2023. The assumed future dilution is described in detail below under the heading “Potential Ownership of Securities as a Result of the Bergman Performance Award”.

(2)
The estimated value realized by Mr. Bergman is equal to the cumulative number of shares subject to the options earned under the Bergman Performance Award, representing the total number of tranches earned in each scenario, multiplied by the excess of the implied Milestone achieved over the exercise price of $16.41 per share.

(3)
The estimated value realized by stockholders is equal to the number of shares outstanding, depending on the tranche, multiplied by the excess of the implied Milestone achieved over the common stock price of $16.41 per share, which was the closing price of our common stock on April 12, 2023.

Potential Ownership of Securities as a Result of the Bergman Performance Award
As of April 12, 2023, Mr. Bergman beneficially owned 8,812,063 shares of our common stock, comprising (i) 6,552,686 shares of common stock held by Mr. Bergman, 2,836,980 of which are pledged as collateral to secure certain personal indebtedness, see “Compensation Discussion and Analysis—Additional Information—Anti-Pledging Policy” for more information on Board of Directors and committee oversight of Mr. Bergman’s
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pledging arrangement, (ii) 840,005 shares of common stock held by The Artur Bergman Remainder Trust One DTD as of May 2, 2019, of which Mr. Bergman is the investment advisor, (iii) 209,686 shares of common stock held by The Artur Bergman Remainder Trust Two DTD as of May 2, 2019, of which Mr. Bergman is the investment advisor, (iv) 209,686 shares of common stock held by The Artur Bergman Remainder Trust Three DTD as of May 2, 2019, of which Mr. Bergman is the investment advisor, and (v) 1,000,000 shares of common stock held by The Per Artur Bergman Grantor Retained Annuity Trust No. 2, of which Mr. Bergman is trustee. Based on 126,808,775 shares of our common stock outstanding as of April 12, 2023, Mr. Bergman beneficially owned 6.95% of the outstanding shares of our common stock as of April 12, 2023.
If (i) all 2,296,000 shares of common stock subject to the Bergman Performance Award were to become fully vested, outstanding and held by Mr. Bergman; (ii) estimated dilution of 17,534,599 shares as a result of potential exercises from outstanding options (whether vested or unvested) and the vesting of restricted stock awards and restricted stock units were to be taken into account (including 2,888,983 shares subject to performance-based restricted stock units that are outstanding and unvested as of April 12, 2023); and (iii) there were no other dilutive events of any kind, Mr. Bergman would beneficially own 7.70% of the outstanding shares of our common stock as of April 12, 2023.
However, except as indicated above, this calculation does not account for any future dilutive events over the next ten years, such as the issuance of additional equity as compensation to employees, as well as to non-employee directors and consultants; the issuance of shares pursuant to the Company’s employee stock purchase plan; any increases to the number of shares issuable pursuant to the 2019 Plan (and any other similar increases or new equity plans that may be adopted); as consideration for mergers and acquisitions; or for capital-raising activities, which would have the effect of diluting Mr. Bergman’s ownership of our common stock, nor does it account for any sales of our common stock that Mr. Bergman will likely have to make in order to pay required taxes upon the exercise of stock options. Therefore, it is not possible to provide the exact percentage of Mr. Bergman’s future total ownership of our common stock upon the vesting of one or more tranches of the Bergman Performance Award. Given that some amount of dilution and/or stock sales to cover required tax payments will occur, we believe that Mr. Bergman’s future potential ownership of the Company’s common stock will be less than 7.70% if the Bergman Performance Award were to become fully vested.
Accounting and Tax Considerations
Accounting Consequences. We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, the fair value of the Bergman Performance Award will be determined using a Monte Carlo simulation; however, this calculation cannot be performed prior to the date on which it is approved by a majority of the stockholders, as there is no “grant date” under ASC Topic 718 until such time. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. Accordingly, the Bergman Performance Award would result in the recognition of additional stock-based compensation expense over the derived requisite service period pursuant to ASC Topic 718.
For illustrative purposes only, the fair value of the Bergman Performance Award has been estimated assuming an accounting grant date of April 12, 2023. The actual closing price that will be used in calculating the grant date fair value of the Bergman Performance Award will be the closing price of our common stock on the date the Bergman Performance Award is approved by stockholders. Based on the closing price per share of our common stock of $16.41 on the NYSE on the grant date of April 12, 2023, we expect that the aggregate grant date fair value of the Bergman Performance Award will be approximately $18,441,483 across all four tranches. Recognition of expense of all of the tranches will commence on the grant date and will be recognized ratably over the expected vesting period of each respective tranche, which is a weighted average of approximately 2.1 years. The estimated expense to be recognized for fiscal year 2023 is approximately $6,850,293. In the event stockholder approval is not obtained, the Bergman Performance Award will expire and be of no further force or effect, and the shares of our common stock subject to such award will not be available for any further equity awards.
Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the Bergman Performance Award under the Internal Revenue Code of 1986, as amended (the “Code”), as in effect on the date of this proxy statement. The following summary assumes that Mr. Bergman remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Bergman will depend upon his future individual circumstances.
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Tax Effects for Mr. Bergman. Mr. Bergman did not have taxable income from the grant of the Bergman Performance Award nor will he have taxable income from stockholder approval of the Bergman Performance Award, if such approval occurs. If and when Mr. Bergman exercises any portion of the Bergman Performance Award, he will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares of common stock purchased over the exercise price of the award. Any taxable income recognized in connection with the exercise of the Bergman Performance Award by Mr. Bergman will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares of common stock will be capital gain or loss to Mr. Bergman.
Tax Effects for the Company. We will not be entitled to a material tax deduction in connection with the Bergman Performance Award. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a nonstatutory stock option and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1 million in any taxable year. Under Section 162(m) of the Code, as most recently amended in December 2017, we expect that Mr. Bergman will always be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Bergman exercises all or part of the Bergman Performance Award, we will be able to take a tax deduction of only $1 million or less, regardless of the amount of compensation recognized by Mr. Bergman from the exercise of the Bergman Performance Award.
New Plan Benefits
The following table sets forth the aggregate number of shares of our common stock subject to options granted under the Bergman Performance Award to our named executive officers, to all of our current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers, as a group.
Name of Individual or Group and Position	Number of Shares Subject to Options	Estimated Fair Value
Todd Nightingale, Chief Executive Officer	—	—
Artur Bergman, Chief Architect	2,296,000	$18,441,483(1)
Ronald Kisling, Chief Financial Officer	—	—
Brett Shirk, Chief Revenue Officer	—	—
All current executive officers, as a group (4 persons)	2,296,000	$18,441,483
All current directors who are not executive officers, as a group (7 persons)	—	—
All employees who are not executive officers, as a group	—	—
(1)	Calculated based on the closing price per share of our common stock of $16.41 on the NYSE on the grant date of April 12, 2023.
See “—Accounting and Tax Considerations” above for a discussion of the calculation.
Registration with the SEC
If the Bergman Performance Award is approved by our stockholders, we expect to file a registration statement on Form S-8 with the SEC to register the shares of common stock subject to the Bergman Performance Award after the annual meeting.
Vote Required
The approval of the proposal to grant the Bergman Performance Award requires the affirmative vote of the holders of a majority of the voting power of (1) the shares of our common stock present online or by proxy at the annual meeting and entitled to vote on the matter and (2) the shares of our common stock present online or by proxy at the annual meeting and entitled to vote on the matter that are not owned, directly or indirectly, by Mr. Bergman.
The Board of Directors Recommends a Vote in Favor of Proposal 4.
30  |  2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2023 (or as of the date otherwise indicated below), by: (i) all those known by us to be beneficial owners of more than five percent of our Class A common stock; (ii) each of our Named Executive Officers (as defined below) listed in the 2022 Summary Compensation Table below; (iii) each director and nominee for director; and (iv) all of our executive officers and directors as a group.
Applicable percentages are based on 126,774,857 shares of common stock outstanding on March 15, 2023. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of capital stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 14, 2023, which is 60 days after March 15, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Fastly, Inc., 475 Brannan Street, Suite 300, San Francisco, California, 94107.
	Total Beneficial Ownership
	Class A Common Stock
Name of Beneficial Owner	Shares	%
5% Stockholders:
Entities Affiliated with Vanguard(1)	11,529,178	9.1
Entities Affiliated with Blackrock(2)	10,232,041	8.1
Entities Affiliated with Legal and General Investment Management Limited(3)	6,575,033	5.2
Entities Affiliated with First Trust Portfolios(4)	6,344,243	5.0
Named Executive Officers and Directors:
Aida Álvarez(5)	33,414	*
Artur Bergman(6)	8,750,837	6.9
Joshua Bixby(7)	408,071	*
Richard Daniels(8)	31,014	*
David Hornik(9)	197,178	*
Ronald Kisling(10)	119,666	*
Paula Loop(11)	25,522	*
Paul Luongo(12)	50,000	*
Charles Meyers(13)	25,522	*
Christopher Paisley(14)	231,060	*
Todd Nightingale(15)	140,071	*
Brett Shirk(16)	45,992	*
Vanessa Smith(17)	26,014	*
All current executive officers and directors as a group (11 persons)(18)	9,626,290	7.6%
*	Less than one percent.
(1)
Based solely on a report on Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group has shared voting power of 76,137 shares of our Class A common stock, sole dispositive power over 11,348,799 shares of our common stock and shared dispositive power over 180,379 shares of our Class A common stock. The Schedule 13G/A contained information as of December 30, 2022 and may not reflect current holdings of our Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

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(2)
Based solely on a report on Schedule 13G/A filed with the SEC on February 3, 2023. Blackrock, Inc. has sole voting power over 9,881,475 shares of our common stock and sole dispositive power over 10,232,041 shares of our common stock. The Schedule 13G/A contained information as of December 31, 2022 and may not reflect current holdings of our common stock. The address for Blackrock, Inc. is 55 East 52nd Street New York, NY 10055.

(3)
Based solely on a report on Schedule 13G filed with the SEC on February 14, 2023. (i) Legal and General Investment Management Limited has shared voting power of 6,575,033 shares of our common stock, sole dispositive power over 0 shares of our common stock and shared dispositive power over 6,575,033 shares of our common stock; (ii) LGIM Managers (Europe) Limited has shared voting power of 6,502,116 shares of our common stock, sole dispositive power over 0 shares of our common stock and shared dispositive power over 6,502,116 shares of our common stock; and (iii) Legal & General UCITS ETF PLC has shared voting power of 6,502,116 shares of our common stock, sole dispositive power over 0 shares of our common stock and shared dispositive power over 6,502,116 shares of our common stock. The Schedule 13G/A contained information as of December 31, 2022 and may not reflect current holdings of our common stock. The address for Legal and General Investment Management Limited is One Coleman Street, London, ec2r 5aa, UK and the address for both LGIM Managers (Europe) Limited and Legal & General UCITS ETF PLC is 70 Sir John Rogersons Quay, Dublin 2, Ireland.

(4)
Based solely on a report on Schedule 13G/A filed with the SEC on January 11, 2023. (i) First Trust Portfolios L.P. has shared voting power of 0 shares of our common stock, sole dispositive power over 0 shares of our common stock and shared dispositive power over 0 shares of our common stock; (ii) First Trust Advisors L.P. has shared voting power of 6,344,243 shares of our common stock, sole dispositive power over 0 shares of our common stock and shared dispositive power over 6,344,243 shares of our common stock; and (iii) The Charger Corporation has shared voting power of 6,344,243 shares of our common stock, sole dispositive power over 0 shares of our common stock and shared dispositive power over 6,344,243 shares of our common stock. The Schedule 13G/A contained information as of December 31, 2022 and may not reflect current holdings of our common stock. The address for First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation is 120 East Liberty Drive, Suite 400, Wheaton, Illinois, 60187.

(5)	Consists of (i) 28,852 shares of common stock held by Ms. Alvarez and (ii) 4,562 shares of common stock issuable upon the vesting of RSUs issued to Ms. Alvarez within 60 days of March 15, 2023.
(6)
Consists of (i) 6,491,460 shares of common stock held by Mr. Bergman, 2,836,980 of which are pledged as collateral to secure certain personal indebtedness, see “Compensation Discussion and Analysis—Additional Information—Anti-Pledging Policy” for more information on Board of Directors and committee oversight of Mr. Bergman’s pledging arrangement, (ii) 840,005 shares of common stock held by The Artur Bergman Remainder Trust One DTD as of May 2, 2019, of which the reporting person is the investment advisor, (iii) 209,686 shares of common stock held by The Artur Bergman Remainder Trust Two DTD as of May 2, 2019, of which the reporting person is the investment advisor, (iv) 209,686 shares of common stock held by The Artur Bergman Remainder Trust Three DTD as of May 2, 2019, of which the reporting person is the investment advisor, and (v) 1,000,000 shares of common stock held by The Per Artur Bergman Grantor Retained Annuity Trust No. 2, of which the reporting person is trustee.

(7)
Consists of (i) 15,571 shares of common stock held by Mr. Bixby and (ii) 392,500 shares of common stock issuable upon the exercise of stock options granted to Mr. Bixby that are exercisable within 60 days of March 15, 2023.

(8)	Consists of (i) 26,452 shares of common stock held by Mr. Daniels and (ii) 4,562 shares of common stock issuable upon the vesting of RSUs issued to Mr. Daniels within 60 days of March 15, 2023.
(9)	Consists of (i) 192,616 shares of common stock held by Mr. Hornik and (ii) 4,562 shares of common stock issuable upon the vesting of RSUs issued to Mr. Hornik within 60 days of March 15, 2023.
(10)	Consists of (i) 105,043 shares of common stock held by Mr. Kisling and (ii) 14,623 shares of common stock issuable upon the vesting of RSUs issued to Mr. Kisling within 60 days of March 15, 2022.
(11)	Consists of (i) 20,960 shares of common stock held by Ms. Loop and (ii) 4,562 shares of common stock issuable upon the vesting of RSUs issued to Ms. Loop within 60 days of March 15, 2023.
(12)	Consists of 50,000 shares of common stock held by Mr. Luongo.
(13)	Consists of (i) 20,960 shares of common stock held by Mr. Meyers and (ii) 4,562 shares of common stock issuable upon the vesting of RSUs issued to Mr. Meyers within 60 days of March 15, 2023.
(14)
Consists of (i) 155,074 shares of common stock held by Mr. Paisley, 39,000 of which are held by the Christopher Paisley TTEE Paisley Living Trust DTD 12/28/94, (ii) 4,562 shares of common stock issuable upon the vesting of RSUs issued to Mr. Paisley, and (iii) 71,424 shares of common stock issuable upon the exercise of stock options granted to Mr. Paisley that are exercisable within 60 days of March 15, 2023.

(15)	Consists of 140,071 shares of common stock held by Mr. Nightingale.
(16)	Consists of (i) 34,117 shares of common stock held by Mr. Shirk and (ii) 11,875 shares of common stock issuable upon the vesting of RSUs issued to Mr. Shirk within 60 days of March 15, 2023.
(17)	Consists of (i) 21,452 shares of common stock held by Ms. Smith and (ii) 4,562 shares of common stock issuable upon the vesting of RSUs issued to Ms. Smith within 60 days of March 15, 2023.
(18)
Consists of (i) 9,496,434 shares of common stock held by all current executive officers and directors as a group, (ii) 71,424 shares that all current executive officers and directors as a group have the right to acquire from us within 60 days of March 15, 2023 pursuant to the exercise of options, and (iii) 58,432 shares of common stock issuable upon the vesting of RSUs within 60 days of March 15, 2023.

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EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of March 15, 2023.
Name	Age	Position
Artur Bergman	43	Chief Architect and Director
Todd Nightingale	43	Chief Executive Officer and Director
Ronald Kisling	62	Chief Financial Officer
Brett Shirk	55	Chief Revenue Officer
Below are the biographies of our current executive officers, other than Mr. Bergman and Mr. Nightingale, whose biographies appear above under “Proposal 1 - Election of Directors.”

Ronald Kisling
AGE: 62

has served as our Chief Financial Officer since August 2021. From June 2018 to January 2021, Mr. Kisling served as Chief Financial Officer of Fitbit, Inc., a consumer electronics and fitness company, which was acquired by Google LLC in January 2021 and served as Chief Financial Officer, Fitbit Business Unit from January 2021 to August 2021. He joined Fitbit in September 2014 and served as Chief Accounting Officer until his appointment as Chief Financial Officer. Prior to that, Mr. Kisling held Chief Financial Officer positions at numerous other technology companies, including Nanometrics Incorporated (now Onto Innovation Inc.), an industrial manufacturing company, PGP Corporation, a data encryption and security software company, Portal Software Inc., a product-based billing and revenue management software company, SPL WorldGroup, Inc., a revenue and operations management software company, and Saba Software, Inc., a talent management software company. He previously held a variety of finance and accounting positions at Symantec, a security software company, and at Coopers & Lybrand L.L.P., a public accounting firm. Mr. Kisling holds a B.A. in economics from Stanford University.

Brett Shirk
AGE: 55

has served as our Chief Revenue Officer since February 2021. From February 2019 to February 2021, Mr. Shirk was Senior Vice President and Chief Revenue Officer of Rubrik, Inc., a private cloud data management company. From November 2016 to February 2019, Mr. Shirk was Senior Vice President and General Manager, Americas of VMware, Inc. a public software company. From March 2015 to October 2016, Mr. Shirk was Executive Vice President, Worldwide Sales of Veritas Technologies LLC, a private data management company. From March 2002 to April 2015, Mr. Shirk served in various roles including Senior Vice President, North America, at Symantec Corporation, a public software company. Mr. Shirk holds a B.A. in Business Administration from Texas A&M University.

2023 PROXY STATEMENT  |  33

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during 2022, including our executive compensation policies and practices, how and why the Compensation Committee arrived at the compensation decisions for our named executive officers (our “Named Executive Officers”) and the key factors the Compensation Committee considered in making those decisions.
Our Named Executive Officers for 2022, which consist of our principal executive officer, principal financial officer, and our two other most highly compensated executive officers, in addition to our former Chief Executive Officer and our former Chief Legal and Trust Officer, who each would have been one of our other three most highly compensated executive officers but for the fact that they were not employed as of December 31, 2022, are:
•	Todd Nightingale, our Chief Executive Officer (our “CEO”);
•	Artur Bergman, our Chief Architect;
•	Ronald Kisling, our Chief Financial Officer;
•	Brett Shirk, our Chief Revenue Officer;
•	Joshua Bixby, our former Chief Executive Officer; and
•	Paul Luongo, our former Chief Legal and Trust Officer.
On September 6, 2022, we entered into a Transition and Separation Agreement with Mr. Bixby, which provided that Mr. Bixby’s employment as Chief Executive Officer would be terminated as of September 1, 2022 and a transition period of service would follow until no later than September 1, 2023 subject to certain conditions. See “Employment Arrangements—Joshua Bixby.”
On April 11, 2022, Mr. Luongo notified the Company of his decision to resign as Chief Legal and Trust Officer, effective May 16, 2022.
Executive Summary
2022 Business Highlights
2022 was highlighted by our customers’ increasing reliance upon our platform to deliver fast, safe and engaging digital experiences. As companies continue to accelerate their digital transformations to adapt to the latest features and trends, they are turning to Fastly for higher performance, best in class security, and low latency to build the most engaging applications. We expanded our platform capabilities to meet these expectations, including further enhancing the ability to deploy our Next-Gen WAF (powered by Signal Sciences). We also enhanced our platform’s ease of use by continuing to expand our number of industry partners and open-source industry consortium participation and renewed our focus on building community among the builders and maintainers of a faster, safer, and more inclusive internet.
Financially, we finished 2022 on a strong note, delivering fourth quarter revenue of nearly $119.3 million, representing 10% sequential growth and 22% year-over-year growth. This growth was driven by continued demand for our edge platform by both new and existing customers. Additional highlights of our performance in 2022 include:
•	Total revenue of $432.7 million, representing 22% growth year-over-year
•	U.S. GAAP gross margin of 48.5%, compared to 52.9% in fiscal 2021; non-GAAP gross margin of 53.6%, compared to 57.7% in fiscal 2021
•	U.S. GAAP net loss of $190.8 million, compared to $222.7million in fiscal 2021; non-GAAP net loss of $72.3 million, compared to $55.9 million in fiscal 2021
•	U.S. GAAP net loss per basic and diluted shares of $1.57, compared to $1.92 in fiscal 2021; non-GAAP net loss per basic and diluted shares of $0.59, compared to $0.48 in fiscal 2021
Please refer to Appendix A of this Proxy Statement for a reconciliation of non-GAAP financial measures to their corresponding U.S. GAAP measures.
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2022 Compensation Highlights
Our 2022 compensation plans and payouts for our Named Executive Officers reflects our overarching philosophy of pay-for-performance. Highlights of our executive compensation program include:
•	Competitive Base Salary: Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives.
•
Challenging Annual Incentive: In 2022, our Compensation Committee approved target annual incentives based on achievement of annual revenue goals for Messrs. Bergman, Bixby, Kisling, Luongo, and Nightingale to be paid out in fully vested RSUs with respect to Messrs. Bergman, Bixby, Kisling, and Luongo and to be paid out in cash for Mr. Nightingale. Mr. Shirk was eligible to participate in the Commision Plan as described below.

•
Long-term Incentive Awards: As a high-growth company in a dynamic market sector, we believe that stock awards with multi-year vesting are an effective tool for motivating our Named Executive Officers to drive long-term stockholder value. A majority of the target total direct compensation opportunity provided to our Named Executive Officers, other than Mr. Bergman, who was not granted long-term incentives in 2022, was awarded in restricted stock units (“RSUs”) with multi-year vesting requirements or performance-based restricted stock units (“PSUs”) tied to the achievement of certain corporate objectives. This program reflects the Compensation Committee’s goal of maintaining strong alignment between pay and performance for our most senior leaders.

•
Competitive CEO New Hire Compensation: In designing Mr. Nightingale’s new hire compensation package, our Compensation Committee sought the advice of its compensation consultant, Compensia, reviewed new hire compensation packages for recently hired chief executive officers at comparable companies, and considered the new hire practices of our compensation peer group and the technology industry. The compensation approved in connection with Mr. Nightingale’s appointment was highlighted by competitive cash compensation in line with market norms among peer companies, as well as initial equity grants that include challenging performance goals evaluated over multi-year performance periods.

•
Special Retention Awards: In May and September 2022, our Compensation Committee approved special one-time grants of RSUs and PSUs for certain of our executive officers. These PSUs were granted in an effort to provide additional retention and motivation for our executives during a time of transition to a new CEO and to provide short-term impact combined with long-term performance-driven opportunity to align incentives with the Company’s performance over time. The performance goals of the PSUs awarded to Mr. Nightingale mirror the goals of the one-time Retention PSUs awarded to our executive officers, supporting alignment with the incentives of our Named Executive Officers.

Compensation Philosophy and Objectives
Our mission is to fuel the next modern digital experience by providing developers with a programmable and reliable edge cloud platform that they adopt as their own. Our compensation philosophy and programs are designed to attract, retain, and motivate talented employees who will help us realize this vision. Compensation objectives include:
•	Supporting our ability to recruit, retain and motivate top talent;
•	Aligning the interests of our executives with those of our stockholders;
•	Reinforcing a strong pay-for-performance culture; and
•	Balancing short- and long-term corporate goals and strategy.
We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our compensation peer group and market for executive talent, with individual pay decisions approved in the context of both Company and individual performance.
In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.
2023 PROXY STATEMENT  |  35

What we do
•	We link pay to performance by delivering a substantial portion of total compensation for our executive officers in the form of long-term equity awards.
•
Our Compensation Committee directly engages an independent compensation consultant, Compensia, to provide analysis for the annual executive compensation review and guidance on other executive compensation matters independent of management.

•
Equity awards held by our Named Executive Officers provide for “double-trigger” acceleration meaning that vesting accelerates only in the event of a change in control of the Company plus a qualifying termination of employment.

What we do not do
•	We do not provide guaranteed bonuses to our executive officers.
•	We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of our Company.
•
We do not offer pension arrangements, or nonqualified deferred compensation plans or arrangements to our executive officers, other than our 401(k) plan, which is open to all United States salaried employees.

•	Our Named Executive Officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
•
We prohibit our employees, including our Named Executive Officers, and the members of our Board of Directors from hedging or similar transactions designed to decrease risks associated with holding our equity securities.

•	We do not strictly benchmark compensation to a specific percentile of our compensation peer group.
•	None of our equity awards provide for “single-trigger” acceleration upon a change in control of the Company.
Executive Compensation Program Design
Our Compensation Committee believes that executive compensation should be linked to our overall financial performance, strategic success, and stockholder returns. Our Compensation Committee evaluates our compensation philosophy and executive compensation program annually to ensure that our program remains competitive relative to our market for executive talent and aligned with our strategic objectives. By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our Named Executive Officers with achievement of our long-term business objectives and financial performance that drives sustained stockholder value creation.
To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of the target total direct compensation for our Named Executive Officers is awarded in the form of equity. Our Named Executive Officers are eligible for RSU awards based on their individual contributions and performance during each fiscal year. Our Compensation Committee believes that this emphasis on equity rather than cash incentives tied to short-term objectives is an effective approach for reinforcing our objective of long-term stockholder value creation.
We also offer our Named Executive Officers standard health and welfare benefits and retirement plan that are generally available to our other employees, including medical, dental, vision, life and disability insurance and, for United States salaried employees, participation in our 401(k) plan. Our Named Executive Officers may also participate in our 2019 Employee Stock Purchase Plan (“ESPP”) on the same basis as our other employees. Certain of our Named Executive Officers were also eligible to participate in our 2022 Bonus Program (the “2022 Bonus Program”) on the same basis as our other employees.
To assess the competitiveness of our total direct compensation, the Compensation Committee considers the total direct compensation at companies in our compensation peer group at the 50th and 75th percentile.
36  |  2023 PROXY STATEMENT

However, the Compensation Committee does not specifically benchmark the compensation of any individual to a precise percentile within this general percentile range. In addition, the Compensation Committee does not have a set formula by which it determines how much of the Named Executive Officer’s compensation is fixed (i.e., base salary) rather than variable.
For 2022, the material elements of our executive compensation program were:
Compensation Element	Relationship to Business Objectives
Base Salary
Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries may be adjusted based on numerous factors, including a change in a Named Executive Officer’s responsibilities, demonstrated performance or relevant competitive market data. During 2022, both Mr. Bergman and Mr. Bixby (while he served as our Chief Executive Officer) were eligible to reduce their base salaries to a lesser amount (in no event lower than the applicable minimum wage) and receive an RSU award based on the amount of such reduction. Mr. Bergman elected to reduce his base salary to the applicable minimum wage.

Annual Incentive
In 2022, our Named Executive Officers (excluding Mr. Shirk) were eligible for annual incentives tied to our level of achievement of annual revenue goals pursuant to our 2022 Bonus Program. Awards under the 2022 Bonus Program were paid as fully vested RSUs, other than to Mr. Nightingale, who was paid in cash. In addition, Mr. Shirk is eligible to participate in our Commission Plan (as defined below), which ties his annual compensation directly to achievement of certain sales metrics.

Annual Long-Term Incentive Equity
Time vesting RSUs represent the majority of the target total direct compensation opportunity awarded to our Named Executive Officers in 2022 with the exception of Mr. Bergman. The time vesting RSUs granted in 2022 vest over a four-year time horizon.

In February 2022, Messrs. Kisling, Shirk, Bixby, and Luongo were granted PSUs eligible to vest based on our level of achievement of revenue and non-GAAP operating loss goals for 2022. Any earned RSUs would vest as to 33% of the RSUs subject thereto on the date the Compensation Committee certified achievement of the 2022 Objectives (the “Certification Date”), and as to 8.375% of the RSUs subject thereto in 4 equal quarterly installments thereafter, with each quarterly vesting date occurring on the same day of the month as the Certification Date, subject to Messrs. Kisling, Shirk, Bixby, and Luongo, respectively, continuing to provide services to us through each quarterly vesting date.

CEO New Hire Equity

In September 2022 in connection with the commencement of his employment, Mr. Nightingale was granted time vesting RSUs with a four-year time horizon.

Mr. Nightingale was also granted PSUs eligible to vest based on our achievement of certain stock price hurdles. These PSUs were divided into four performance-based vesting tranches that may be earned over a period of five years, subject to Mr. Nightingale continuing to provide service to us and our achievement of certain stock price hurdles. If the applicable stock price hurdle is not met prior to September 6, 2027, any unvested tranche will be forfeited for no consideration.

2023 PROXY STATEMENT  |  37

Compensation Element	Relationship to Business Objectives
Retention Long-Term Incentive Equity
In May 2022, we granted Mr. Kisling and Mr. Shirk retention time vesting RSUs with a two-year time horizon.

Further, in September 2022, in an effort to retain the Fastly executive team during a time of transition to a new CEO, Mr. Kisling and Mr. Shirk were granted PSUs eligible to vest upon our achievement of certain stock price hurdles. These PSUs were divided into four performance-based vesting tranches that may be earned over a period of five years, subject to Mr. Kisling and Mr. Shirk, respectively continuing to provide service to us and our achievement of certain stock price hurdles. If the applicable stock price hurdle is not met prior to September 6, 2027, any unvested tranche will be forfeited for no consideration.

Benefits	We offer competitive health and welfare benefits, as well as participation in an employee stock purchase plan, 401(k) plan for United States employees, and other employee benefit plans.
Adjustments to a Named Executive Officer’s compensation made in connection with the Compensation Committee’s annual review generally occur in the first quarter of the fiscal year. Equity awards for our Named Executive Officers are typically granted during the first quarter of the fiscal year.
During 2022, with support from Compensia, the Compensation Committee undertook a comprehensive review of our approach to executive compensation. This review incorporated market perspective from our peer group as well as consideration given to our compensation objectives and desired emphasis on variable compensation to support our pay-for-performance culture.
Following this review, the Compensation Committee approved changes to the compensation program for our Named Executive Officers applicable in fiscal 2023. Key changes include expansion of PSUs to executive officers, including our Named Executive Officers (excluding Mr. Bergman, who was not granted long-term incentives in 2022). The annual incentive opportunity and PSUs granted in fiscal 2023 will be earned if at all, based on our level of achievement of revenue and non-GAAP operating loss or the achievement of certain stock hurdles for fiscal 2023.
38  |  2023 PROXY STATEMENT

The Compensation Committee views these changes as part of an ongoing evolution in our compensation programs that aligns with the growth and maturity of our business. The Compensation Committee will continue to monitor our programs in the context of evolving market practice and our compensation objectives to ensure that we continue to attract and motivate talented executives who can support our growth and long-term stockholder value creation.
Fiscal Year 2022 Target Pay Mix
Consistent with our philosophy of aligning executive pay with the short-term and long-term performance of the Company, and to align the interests of management and stockholders, our compensation program is designed to provide the majority of executive compensation in the form of variable pay for which the ultimate value realized is based on the Company’s performance. Our Compensation Committee thoughtfully employs the primary compensation elements described in the previous table to achieve these objectives. In fiscal year 2022, our reliance on performance-based cash and equity incentives as well as long-term time-based RSUs resulted in a majority of the target total direct compensation for our Named Executive Officers delivered in variable pay (with the exception of Mr. Bergman, who was not granted any long-term incentive equity during fiscal 2022 other than the RSUs he received in lieu of salary and is excluded from the “Average Other NEO FY 2022 Target Pay Mix” chart below), subject to variability in realized pay based on changes in our financial performance and/or stockholder returns, as illustrated below.

2022 “Say-on-Pay” Vote
In calendar year 2022, stockholders were provided with the opportunity to cast a non-binding advisory vote (a “say-on-pay” proposal) on the compensation of our Named Executive Officers for fiscal 2021. Our stockholders approved this say-on-pay proposal, with more than 89.7% of votes cast voting in favor of our executive compensation program, which does not include broker non-votes.
The Compensation Committee considered this strong stockholder approval in the context of finalizing compensation decisions during fiscal 2022. In an effort to ensure the ongoing alignment of our executive compensation plans with investors and our pay-for-performance philosophy, the Compensation Committee
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approved several changes to our compensation programs for fiscal 2023. This includes PSU grants applicable to most Named Executive Officers. The Compensation Committee views these changes as part of an ongoing evolution of our compensation programs to support alignment with internal objectives, investor expectations, and competitive market practice.
The Compensation Committee will continue to consider input from our stockholders as reflected in the outcome of our annual say-on-pay vote when making executive compensation program decisions.
Compensation Decision-Making Process
Determination of Compensation Awards
The Compensation Committee’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to determine target pay levels for each compensation element. For 2022, the Compensation Committee reviewed each element of compensation described below and set the target total direct compensation opportunities of our executive officers after taking into consideration the following factors:
•	market data, including practices among companies in our compensation peer group;
•	each executive officer’s scope of responsibilities;
•	each executive officer’s tenure, skills, and experience;
•	internal pay equity across the executive management team;
•	our overall performance, taking into consideration performance versus internal plans and industry peers;
•	the recommendations of our CEO; and
•	general market conditions.
The Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board of Directors, which is available on our website at investors.fastly.com.
At least annually, the Compensation Committee reviews our executive compensation program and determines the various elements of our Named Executive Officers’ compensation, as well as any employment arrangements with our Named Executive Officers. The Compensation Committee is responsible for taking action with respect to compensation that will attract and retain talented executives and support our long-term stockholder value creation with an effective pay-for-performance approach.
The Compensation Committee meets regularly during the fiscal year both with and without the presence of our CEO and other Named Executive Officers. The Compensation Committee also discusses compensation issues with our CEO (except with respect to his own compensation) and other members of the Board of Directors between its formal meetings.
Role of Management
Our senior human resources and legal executives support the Compensation Committee in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our CEO, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives.
Our CEO also evaluates the performance of our executive officers and provides recommendations to our Compensation Committee regarding the compensation of our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our Named Executive Officers. None of our executive officers attends any portion of Compensation Committee meetings at which his or her compensation is discussed.
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Role of the Consultant
The Compensation Committee may engage the services of outside advisors, experts and others to assist the Compensation Committee. During 2022, the Compensation Committee retained the services of Compensia, a national executive compensation consultant to advise the Compensation Committee on compensation matters related to our executive and director compensation programs. In 2022, Compensia provided the following support:
•	assisted in the review and updating of our compensation peer group;
•	analyzed the executive compensation levels and practices of the companies in our compensation peer group;
•	provided advice with respect to compensation best practices and market trends for executive officers and directors;
•	reviewed and provided input on our Compensation Discussion and Analysis;
•	assisted with the design of the short-term and long-term incentive compensation plans with appropriate performance goals and targets for our Named Executive Officers and other executive officers; and
•	provided ad hoc advice and support throughout the year.
Compensia reported to and worked for the Compensation Committee. Prior to engaging Compensia, the Compensation Committee considered the specific independence factors adopted by the SEC and the NYSE and determined that Compensia is independent and that Compensia’s work did not raise any conflicts of interest.
Role of Competitive Market Data
As part of its annual compensation review process, the Compensation Committee generally reviews competitive market data for positions comparable to those of our Named Executive Officers and other key executive officers. In November 2021, the Compensation Committee, with support from Compensia, reviewed our executive compensation peer group. In selecting companies for inclusion in our peer group, the Compensation Committee generally seeks to include U.S. headquartered, public software companies with between about 50% to 200% of our revenue and market capitalization. For 2022, the Compensation Committee reviewed market data from the following compensation peer group:
•	Alteryx, Inc. (AYX)	•	Rapid7, Inc. (RPD)
•	Anaplan, Inc. (PLAN)	•	SailPoint Technologies Holdings, Inc. (SAIL)
•	AppFolio, Inc. (APPF)	•	Smartsheet, Inc. (SMAR)
•	BigCommerce Holdings, Inc. (BIGC)	•	Sumo Logic, Inc. (SUMO)
•	BlackLine, Inc. (BL)	•	Tenable Holdings, Inc. (TENB)
•	Elastic N.V. (ETC)	•	Varonis Systems, Inc. (VRNS)
•	Everbridge, Inc. (EVBG)
•	JFrog Ltd (FROG)
•	Qualys, Inc. (QLYS)
The Compensation Committee evaluates the compensation peer group annually and modifies the peer group as needed. Given that not all of the peer companies report data for a position comparable to each of our executive officers, the Compensation Committee also reviewed market data from the Radford Global Technology survey.
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Our Compensation Committee utilizes market data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions in making compensation decisions. As such, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the compensation peer group.
Principal Elements of Compensation
Base Salary
Base salary is the primary fixed component of our executive compensation program. Base salaries for our executive officers are generally reviewed annually, with any changes in base salary generally effective on the first day of our fiscal year. In 2021 and 2022, the base salaries for our Named Executive Officers were as follows:
Executive	2021 Base Salary	2022 Base Salary	% Change
Joshua Bixby(1)	$500,000	$500,000	0%
Todd Nightingale(2)	—	$600,000	—
Artur Bergman	$500,000	$500,000	0%
Paul Luongo(3)	$500,000	$500,000	0%
Ronald Kisling	$600,000	$600,000	0%
Brett Shirk	$450,000	$450,000	0%
(1)	Mr. Bixby served as our Chief Executive Officer until September 1, 2022. The amount shown in this table is his 2022 annual base salary and does not reflect proration due to his end date.
(2)	Mr. Nightingale joined Fastly as its CEO on September 1, 2022. The amount shown in this table is his 2022 annual base salary as our CEO and does not reflect proration due to his start date.
(3)
On April 11, 2022, Mr. Luongo notified us of his decision to resign as Chief Legal and Trust Officer, effective May 16, 2022. The amount shown in this table was his 2022 annual base salary and does not reflect proration due to his end date.

In November 2021, Mr. Bergman elected to receive a grant of RSUs in February 2022 in lieu of approximately 95% of his base salary for 2022, which would otherwise have been paid in cash. After making this election, his 2022 base salary was $38,105.34, instead of $500,000. The RSUs granted in lieu of base salary vested as to 25% of the total RSUs on February 15, 2022, and thereafter as to 25% of the RSUs on May 15, 2022, August 15, 2022, and November 15, 2022. The target value of the base salary for Mr. Bergman was converted into a number of RSUs based on the average of the closing prices of our common stock during the calendar month prior to the month in which the grant date occurred. These RSUs are included as base salary in the 2022 Summary Compensation Table below and are listed in the 2022 Grants of Plan-Based Awards Table below.
If the Bergman Performance Award is not approved by our stockholders, pursuant to his current offer letter agreement, Mr. Bergman may elect a similar base salary reduction for a corresponding RSU award in subsequent years as long as an irrevocable election to reduce salary is made by the end of November of the year prior to the year in which base salary is to be reduced. In no event may Mr. Bergman elect to reduce base salary below the applicable minimum wage. The amounts set forth in the table above reflect their base salaries and does not give effect to this salary reduction. See “Employment Arrangements” below for additional information.
If the Bergman Performance Award is approved by our stockholders, Mr. Bergman will voluntarily reduce his annual base salary to the minimum salary threshold in Denver, Colorado. We do not expect to increase Mr. Bergman’s salary above the applicable minimum salary threshold during the Performance Period under the Bergman Performance Award.
Annual Incentive
During fiscal year 2022, Messrs. Bergman, Bixby, Kisling, Luongo, and Nightingale were eligible to earn annual incentives under our 2022 Bonus Program to encourage the achievement of corporate objectives and reinforce our pay-for-performance culture.
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In February 2022, our Compensation Committee approved target bonus amounts for Messrs. Bergman, Bixby, Kisling and Luongo to be paid out in fully vested RSUs. In connection with the commencement of his employment, Mr. Nightingale was eligible to receive a target bonus of approximately 100% of base salary to be paid out in cash. The table below reflects the target dollar amount (“Target Bonus”) to be paid out in (i) the form of fully vested RSUs eligible to be earned by each of Messrs. Bergman, Bixby, Kisling, and Luongo and (ii) cash eligible to be earned by Mr. Nightingale.
Executive	Target Bonus
Artur Bergman	$165,000
Joshua Bixby	$337,000
Ronald Kisling	$90,000
Paul Luongo(1)	$75,000
Todd Nightingale(2)	$600,000
(1)	Mr. Luongo resigned from his position as Chief Legal and Trust Officer effective May 16, 2022 and did not receive any portion of his annual target bonus.
(2)	Mr. Nightingale served as our CEO from September 1, 2022. The amount shown in this table is his 2022 annual target bonus and does not reflect proration due to his start date.
The 2022 Bonus Program was based on our level of revenue achievement and a non-GAAP operating loss goal for the year, with revenue weighted 66.7% and non-GAAP operating loss weighted 33.3%. The Compensation Committee believes that revenue and non-GAAP operating loss goals were appropriate measures given our emphasis on growth and the importance of revenue growth and reduction of operating expenses as a driver of our overall financial performance. In February 2022, the Compensation Committee approved the following threshold, target and maximum performance goals that were used to determine the payouts, with achievement between threshold, target and maximum payout to be determined linearly (“2022 Objectives”):
Revenue Performance Goal
Threshold 50% Payout	Target 100% Payout	Max 150% Payout	Actual Achievement	Payout Factor
$400M	$429.8M	$455M	$432.7M (100.7%)	105.9% of Target
Non-GAAP Operating Loss Goal
Threshold 50% Payout	Target 100% Payout	Max 150% Payout	Actual Achievement	Payout Factor
-$67M	-$64.2	-$52M	-$76.5M (N/A)	0% of Target
In February 2023, our Compensation Committee determined that, based on our actual achievement of the 2022 Objectives, the Company achieved 100.7% of its revenue target while non-GAAP operating loss was below the threshold required for a payout. After applying a 66.7% weighting to the revenue payout factor of 105.9%, Messrs. Bergman, Bixby, Kisling, and Nightingale were eligible to receive 70.6% of their Target Bonus, which for Mr. Nightingale, was prorated due to his partial year of service.
Commission Plan
Mr. Shirk participated in our FY22 Global Sales Compensation Plan (the “Commission Plan”), which is designed to individually compensate employees who are engaged in sales activities for sales performance during the plan year and reward contributions to our long-term revenue growth. Mr. Shirk’s target incentive for fiscal 2022 was based on specified target revenue quotas. For 2022, Mr. Shirk’s total commission target was $450,000.
Under the Commission Plan, commissions are paid the month after the close of the fiscal quarter and are deemed earned after, among other requirements, we receive customer revenue from the sale. For the year ended December 31, 2022, Mr. Shirk earned $890,965 under the Commission Plan.
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Equity Compensation
During 2022, there were four components of our long-term incentive program, each described in more detail below.
	Annual LTI		One-Time Retention Equity
	RSUs	PSUs	RSUs	PSUs
Joshua Bixby	207,715	89,020	—	—
Ron Kisling	92,320	39,560	115,000	230,000
Paul Luongo	46,159	19,782	—	—
Brett Shirk	57,700	24,730	100,000	200,000
Mr. Nightingale was not employed by us when Fiscal 2022 Annual Long-Term Incentives were approved in February 2022. In addition, he was not eligible for one-time retention equity. His initial equity compensation is described separately below.
Mr. Bergman was not granted any equity during fiscal 2022, other than the RSUs he elected to receive in lieu of salary.
Fiscal 2022 Annual Long-Term Incentive Equity
In February 2022, we granted annual long-term incentive equity awards with multi-year vesting requirements to incentivize and reward our Named Executive Officers for long-term corporate performance. The annual equity awards granted to our Named Executive Officers were determined by our Compensation Committee after reviewing data from a competitive market analysis prepared by Compensia. In addition, our Compensation Committee considers the input of our CEO regarding the individual performance and pay levels for his direct reports.
For fiscal 2022 annual grants, approximately 30% of the target annual equity value awarded to Messrs. Bixby, Kisling, Luongo and Shirk was granted in the form of PSUs. The remaining 70% of the target annual equity value was granted in the form of time-vesting RSUs. The target dollar value of annual equity approved by the Compensation Committee was converted into a number of RSUs and PSUs based on the average of the closing prices of our common stock during the calendar month prior to the month in which the grant date occurred. This value differs from the value of the equity grants as reported below and in our 2022 Summary Compensation Table.
Executive	PSUs at Target	PSU Value	RSU Grant	RSU Value
Joshua Bixby	89,020	$2,506,803	207,715	$5,849,254
Ron Kisling	39,560	$1,114,010	92,320	$2,599,731
Paul Luongo	19,782	$557,061	46,159	$1,299,837
Brett Shirk	24,730	$696,397	57,700	$1,624,832
Time-Based Vesting Restricted Stock Unit Grants
Time-based vesting RSUs represent the majority of the compensation awarded to our Named Executive Officers in 2022. The annual RSUs described in the table above were finalized in February 2022 and September 2022 (for Mr. Nightingale as further described below), and determined by establishing a target value based on competitive market data for companies in our peer group and the competitive market for talent. Except for Mr. Nightingale’s grant, the target value established by the Compensation Committee was approved based on the average of the closing prices of our common stock during the calendar month prior to the month in which the grant date occurred. This target value differs from the grant date value reported below and in our Summary Compensation Table. The time-based vesting RSUs granted to this group in 2022 have a vesting schedule such that 1/16th of the RSUs vest on May 15, 2022 and the remainder will vest in 15 quarterly installments thereafter, for a total 48 month vesting period.
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Performance-Based Restricted Stock Unit Grants
In February 2022, our Compensation Committee approved the grant of PSUs for Messrs. Bixby, Kisling, Luongo, and Shirk. The target value of PSUs reflected 30% of the total long-term incentive target value for each executive, taking into consideration competitive market data for companies in our peer group and the competitive market for talent. The target value established by the Compensation Committee was approved based on the average of the closing prices of our common stock during the calendar month prior to the month in which the grant date occurred. This target value differs from the grant date value reported below and in our 2022 Summary Compensation Table. The table above reflects the target number of shares eligible to be earned by each of Messrs. Bixby, Kisling, Luongo, and Shirk, with the maximum payout being equal to 150% of target.
The Compensation Committee approved the 2022 Objectives, with achievement between threshold, target and maximum payout to be determined linearly. The number of PSUs certified as earned by the Compensation Committee is referred to as the “Actual Award.” The Actual Award vested as to 33% of the PSUs subject thereto on February 28, 2023, and will vest as to 8.375% of the PSUs subject thereto in equal quarterly installments thereafter (occurring in May, August, November, and February), with each quarterly vesting date occurring on the same day of the month as the Certification Date (or, if there is no corresponding day of the month, the last day of the month), in each case, subject to the individual's continuous service through each applicable vesting date.
In February 2023, our Compensation Committee determined that based on our actual achievement of the 2022 Objectives, the Company achieved 100.7% of its revenue target while non-GAAP operating loss was below the threshold required for a payout. After applying a 66.7% weighting to the revenue payout factor of 105.9%, Messrs. Bixby’s, Kisling’s, and Shirk’s 2022 Actual Award is 70.6% of the PSUs at Target.
CEO Equity Awards
On August 3, 2022, we announced that Mr. Bixby’s service as our President and Chief Executive Officer and as a member of the Board of Directors would terminate effective September 1, 2022, at which time Mr. Nightingale would begin serving as our CEO and was appointed as a member of our Board of Directors.
In designing Mr. Nightingale’s compensation package, our Compensation Committee, advised by Compensia, sought to deliver a competitive level of compensation that aligns with our desired pay-for-performance culture and objectives. Our Compensation Committee reviewed, with input from Compensia, market data among companies in our compensation peer group as well as new-hire equity compensation among recently hired Chief Executive Officers of comparable public companies. In addition to market data, our Compensation Committee considered the highly competitive market for a talented, experienced technology executive and the relevance of Mr. Nightingale’s experience and capabilities.
Based on these considerations, on September 6, 2022, in connection with Mr. Nightingale’s offer letter, the Compensation Committee approved:
•
time-based RSUs with a target value of $15,000,000. This target value differs from the grant date value reported below and in our 2022 Summary Compensation Table. The RSUs vest over a period of four years, subject to Mr. Nightingale’s continued service with the Company through the Company’s standard quarterly vesting dates as follows:

•	Year 1: 40% of the RSUs subject to the Time-Based Award will be eligible to vest in four equal quarterly installments.
•	Year 2: 30% of the RSUs subject to the Time-Based Award will be eligible to vest in four equal quarterly installments.
•	Year 3: 20% of the RSUs subject to the Time-Based Award will be eligible to vest in four equal quarterly installments.
•	Year 4: 10% of the RSUs subject to the Time-Based Award will be eligible to vest in four equal quarterly installments.
Executive	RSUs Granted	Value
Todd Nightingale	1,304,347	$11,713,036
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•
PSUs with a value determined by dividing $15,000,000 by $11.50, the closing market price on the NYSE of one share of the Company’s common stock on August 1, 2022. This target value differs from the grant date value reported below and in our 2022 Summary Compensation Table.

Executive	PSUs at Target	Value
Todd Nightingale	1,304,347	$8,801,080
The Board of Directors approved the following four performance-based vesting tranches that may be earned over a period of five years, subject to both Mr. Nightingale’s continuous service and our achievement of applicable stock price hurdles specified below. These PSUs are eligible to be earned only to the extent that, within a five year performance period, the average closing price of the Company’s common stock during a period of 60 consecutive trading days equals or exceeds the applicable Stock Price Hurdle.
Tranche	Stock Price Hurdle	Earliest Vest Date	Percentage of Performance Based Award
1	$17.25	First quarterly vesting date after the First Anniversary of Grant Date	25%
2	$23.00	First quarterly vesting date after the Second Anniversary of Grant Date	25%
3	$34.50	First quarterly vesting date after the Third Anniversary of Grant Date	25%
4	$46.00	First quarterly vesting date after the Fourth Anniversary of Grant Date	25%
The Compensation Committee believes that a mix of time-vesting RSUs and PSUs with challenging multi-year performance objectives represents a competitive approach that reinforces a strong pay-for-performance culture and aligns the interests of our newly appointed CEO with the interests of our stockholders. The performance goals of the PSUs awarded to Mr. Nightingale mirror the goals of the one-time Retention PSUs awarded to certain of our executive officers described below. This structure reinforces a long-term pay-for-performance philosophy for our CEO, and supports alignment with the incentives of our other Named Executive Officers.
One-Time Retention Awards
In May 2022, our Compensation Committee approved retention awards for Mr. Kisling and Mr. Shirk. Retention awards were approved following an evaluation of the compensation of our NEOs, including the overall levels of outstanding unvested equity awards, and the terms were determined with input from the Compensation Committee’s independent advisor. Retention awards were granted in an effort to provide additional retention and motivation for our executives and to provide short-term impact combined with long-term performance-driven opportunity to align incentives with the Company’s performance over time. These grants were comprised of both RSUs, which were granted by the Compensation Committee in May 2022, and PSUs, which were granted by the Compensation Committee in September 2022, and as described in more detail below. Mr. Bixby notified the Board of Directors of his decision to resign as our Chief Executive Officer in April 2022. As a result, while the RSUs were approved by the Compensation Committee in May 2022, because the Compensation Committee wanted to align the terms of such PSUs with the terms of any PSUs to be granted to Mr. Bixby’s successor as Chief Executive Officer, the PSUs granted to Mr. Kisling and Mr. Shirk were granted by the Compensation Committee in September 2022, following the grant of PSUs to Mr. Nightingale.
Retention PSU Grants
In September 2022, our Compensation Committee approved one-time PSU retention awards for Mr. Kisling and Mr. Shirk. These one-time retention PSUs are eligible to be earned only to the extent that, within a five year performance period, the average closing price of the Company’s common stock during a period of 60 consecutive trading days equals or exceeds the applicable Stock Price Hurdle.
Executive	PSUs at Target	Value
Ron Kisling	230,000	$1,581,250
Brett Shirk	200,000	$1,375,000
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The Compensation Committee approved the following four performance-based vesting tranches that may be earned over a period of five years, subject to each individual’s continuous service and our achievement of applicable stock price hurdles specified below.
Tranche	Stock Price Hurdle	Earliest Vest Date	Percentage of Performance Based Award
1	$17.25	First quarterly vesting date after the First Anniversary of Grant Date	25%
2	$23.00	First quarterly vesting date after the Second Anniversary of Grant Date	25%
3	$34.50	First quarterly vesting date after the Third Anniversary of Grant Date	25%
4	$46.00	First quarterly vesting date after the Fourth Anniversary of Grant Date	25%
Retention RSU Grants
In May 2022, our Compensation Committee approved one-time retention RSU awards to Mr. Kisling and Mr. Shirk. These RSUs vested as to 1/8th of the RSUs on May 15, 2022 and thereafter as to 1/8th of the RSUs on each of August 15, 2022, November 15, 2022, February 15, 2023, and May 15, 2023. As described above, our Compensation Committee periodically awards our executive officers, including our Named Executive Officers, RSUs with two-year vesting to recognize individual performance and to deliver competitive total compensation. These RSUs are included as a Stock Award in the 2022 Summary Compensation Table below.
Executive	RSU Grant	Value
Ron Kisling	115,000	$1,323,650
Brett Shirk	100,000	$1,151,000
Additional Information
Stock Ownership Guidelines
Our Board adopted mandatory stock ownership guidelines for our CEO, other executive officers and non-employee directors (together, “Guideline Participants”). These guidelines are intended to align the interests of our Guideline Participants with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in the Company.
These guidelines are based on the individual holding shares of our common stock with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:
Position	Ownership Guidelines
CEO	3x annual base salary
Other Executive Officers	1x annual base salary
Non-Employee Directors	4x annual cash retainer for Board of Directors and committee service
For purposes of this calculation, stock ownership includes (i) shares of common stock owned directly, including restricted shares and shares deliverable upon settlement of restricted or unrestricted stock units, excluding restricted shares or restricted stock units that remain subject to achievement of performance goals, such as performance share units and (ii) shares of our common stock owned indirectly if the Guideline Participant has an economic interest in the shares (which includes shares beneficially owned for purposes of the Exchange Act). Stock ownership does not include shares underlying stock options or otherwise subject to a right to acquire, except to the extent expressly provided in the guidelines.
Each Guideline Participant must satisfy the required level of stock ownership under the guidelines by the later to occur of (i) May 2024, the fifth anniversary of our initial public offering, or (ii) the fifth anniversary of the date such Guideline Participant became subject to the guidelines.
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Anti-hedging Policy
Our Insider Trading Policy includes an anti-hedging provision that prohibits all of our employees, including our Named Executive Officers, and our non-employee directors from hedging the risk associated with ownership of shares of Fastly common stock and other Fastly securities, including (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Company equity securities, (ii) holding Company securities in a margin account, and (iii) engaging in derivative securities transactions or any form of short-term speculative trading in Company securities.
Anti-pledging Policy
Our Insider Trading Policy also prohibits all employees, including our Named Executive Officers and directors from pledging Company securities as collateral for a loan unless the employee or director clearly demonstrates financial capacity to repay the loan without resort to the pledged securities, and the General Counsel and Chief Financial Officer collectively grant an exception based on guidelines approved by the Compensation Committee. Any pledge of Company securities by a director or executive officer must be approved in advance by the Compensation Committee.
In November 2019, following approval by our Compensation Committee, Mr. Bergman, our then-Chief Executive Officer, pledged 2,269,584 shares of our Class B common stock as collateral to secure certain personal indebtedness. In granting the approval, the Compensation Committee considered several factors including, among others, stock volatility, loan to value ratio and his ability to repay the loan. In March 2020, following volatility of our common stock, our Compensation Committee approved Mr. Bergman’s request to pledge an additional 567,396 shares of our Class B common stock as collateral to secure certain personal indebtedness. On July 12, 2021, the pledged shares automatically converted into Class A Common Stock in connection with the Company’s dual class conversion. None of Mr. Bergman’s shares are pledged as collateral for margin accounts. The pledged shares are not used to shift or hedge any economic risk in owning our common stock. No other executive officer or director holds shares of our common stock that have been pledged to secure any personal or other indebtedness or for any other purpose.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible United States employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to match each dollar contributed to the 401(k) plan, up to a maximum of $1,000 annually, and make discretionary contributions to the 401(k) plan. We made matching contributions for four Named Executive Officers in 2022.
Executive Severance and Change in Control Plan
We maintain the Executive Severance and Change in Control Plan (the “Executive Plan”), which provides for the provision of severance benefits to certain executive officers (including our Named Executive Officers, other than Mr. Bergman) and other key employees in the event that such employees become subject to certain involuntary terminations, as described under “Employment Arrangements” below.
The Executive Plan benefits were approved by the Compensation Committee after considering competitive market data. The Compensation Committee determined that these benefits were both competitively reasonable and necessary to recruit and retain executives and other key employees.
Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of executive officers and other key employees to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our stockholders.
The severance benefits provided to Mr. Bixby under the Bixby Separation Agreement were determined in a manner consistent with the Executive Plan. For more information about the Bixby Separation Agreement, please refer to “Employment Arrangements—Joshua Bixby” below.
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Employee Stock Purchase Plan
We also offer our employees, including our Named Executive Officers, the opportunity to purchase shares of our common stock at a discount under our ESPP. Pursuant to our ESPP, all eligible employees, including the eligible Named Executive Officers, may allocate up to 15% of the participant’s earnings (as defined in our ESPP) for that year to purchase our common stock at a 15% discount to the market price, subject to specified limits.
Perquisites and Employee Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including the Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. Our Named Executive Officers are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This includes medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, accidental death and dismemberment insurance, and a wellness stipend. Our employee benefits programs are designed to be affordable and competitive to the market in which we compete for talent.
Tax and Accounting Treatment of Compensation
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. For these purposes, a “covered employee” means anyone who served as our principal executive officer at any time during the year, anyone who served as our principal financial officer at any time during the year, and any employee who is among the three highest compensated executive officers for the taxable year (other than the principal executive officer and principal financial officer), regardless of whether the executive officer is serving at the end of the public company’s taxable year and regardless of whether the executive officer’s compensation is subject to disclosure for the last completed fiscal year under the applicable SEC rules. In addition, once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including following any termination of employment. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the our Named Executive Officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
In addition to considering the income tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with stock awards, in determining the size and form of different stock awards.
2023 PROXY STATEMENT  |  49

2022 Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, compensation awarded to or paid to, or earned by, our Named Executive Officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Todd Nightingale(5)(8)	2022	200,000	1,000,000	20,514,116	141,587	2,053	21,857,756
CEO and Director
Artur Bergman(6)	2022	466,954(7)	—	165,000	—	12,676	644,630
Chief Architect and Director	2021	532,559(7)	—	4,808,965	—	80	5,341,604
	2020	501,764(7)	36	6,139,403	—	126,054	6,767,258
Ronald Kisling(8)	2022	600,000	—	6,708,641	—	1,173	7,309,813
Chief Financial Officer	2021	261,364	—	10,194,160	—	1,660	10,457,184
Brett Shirk(8)	2022	450,000	—	4,847,229	890,965	1,173	6,189,367
Chief Revenue Officer	2021	385,417	—	10,460,200	239,056	2,460	11,087,133
Joshua Bixby(9)	2022	488,108(10)	—	8,693,058	—	17,961	9,199,127
Former Chief Executive Officer and Director	2021	532,976(10)	—	9,618,134	—	—	10,151,111
	2020	416,872(10)	—	7,630,888	—	1,402	8,049,162
Paul Luongo(11)	2022	189,236	—	1,931,899	—	1,075	2,122,210
Former Chief Legal and Trust Officer	2021	500,000	—	2,564,768	—	1,552	3,066,320
	2020	450,000	238	2,617,665	—	1,054	3,068,957
(1)	For 2020, amounts reported in this column represent one-time spot bonuses. For 2022, the amount reported in this column for Mr. Nightingale represents a one-time sign-on bonus.
(2)
Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, in accordance with SEC rules, these amounts reflect the aggregate grant date fair value of (i) the RSU awards granted during 2020, 2021, and 2022, (ii) the PSU awards granted to Mr. Bixby and Mr. Bergman in 2021 (the “2021 PSU awards”) and to Messrs. Bixby, Kisling, Luongo, and Shirk in February 2022 (the “2022 PSU awards”) at the target number, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC Topic 718”), (iii) the PSU awards tied to stock price hurdles granted in September 2022 (the “market-based PSU awards”) to Messrs. Nightingale, Kisling, and Shirk for which the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the five-year performance period for such awards, computed in accordance with ASC Topic 718 and (iv) performance-based bonus awards granted under the 2022 Bonus Program (“performance-based bonus”) and required to be paid in the form of fully vested RSUs, for which the amounts in this column represent the target bonus dollar amounts for Messrs. Bixby, Bergman, Kisling, and Luongo. Assumptions used in the calculation of these amounts are included in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K, filed with the SEC on February 24, 2023 (our “Annual Report”). Because the 2021 PSU awards, 2022 PSU awards, and performance-based bonus awards under the 2022 Bonus Program were subject to a revenue-based performance condition, the grant date fair value reported was based upon the probable outcome of such condition as of the grant date. The value of the 2021 PSU awards on the grant date, assuming the highest level of performance would have been achieved, is $4,809,067 for Mr. Bixby and $2,404,534 for Mr. Bergman, which is based on maximum vesting of the 2021 PSU awards multiplied by the closing price of our common stock on the grant date. As described in our fiscal year 2021 proxy statement, the revenue-based vesting condition for 2021 was not met, and the PSU awards were canceled for no consideration. The value of the 2022 PSU awards on the grant date, assuming the highest level of performance would have been achieved, is $3,760,205 for Mr. Bixby, $1,671,014 for Mr. Kisling, $835,592 for Mr. Luongo, and $1,044,595 for Mr. Shirk, which is based on maximum vesting of the 2022 PSU awards multiplied by the closing price of our common stock on the grant date. The market-based PSU awards that vest based on achievement of stock price hurdles are subject to market conditions, and not performance conditions, as defined under ASC Topic 718, and therefore do not have maximum grant date fair values that differ from the grant date fair values reported in this column.The value of the performance-based bonus on the grant date, assuming the highest level of performance would have been achieved, is $505,500 for Mr. Bixby, $135,000 for Mr. Kisling, $112,500 for Mr. Luongo, and $247,500 for Mr. Bergman.

(3)
Amounts reported in this column represent commissions for Mr. Shirk and cash incentive opportunities for Mr. Nightingale pursuant to the 2022 Bonus Program. See “Compensation Discussion and Analysis—Principal Elements of Compensation—Commission Plan.” and “Compensation Discussion and Analysis—Principal Elements of Compensation—Cash Annual Incentive.”

(4)
For 2022, amounts reported in this column include (i) $53, $20, $75, $173, and $173 in life insurance premiums paid by us on behalf of each of Messrs.Nightingale, Bergman, Luongo, Kisling, and Shirk, respectively (ii) a wellness stipend of $1,000 paid to Mr. Nightingale, (iii) 401(k) plan contributions on behalf of Messrs. Nightingale, Luongo, Kisling, and Shirk, (iv) $9,189 and $12,656 paid by us for the 2022 Summit Club Trip for Mr. Bixby and Mr. Bergman, respectively and (v) $8,772 in tax gross up to account for the gift income of the 2022 Summit Club Trip for Mr. Bixby. For 2021, amounts reported in this column include (i) $80, $552, $240, $660, and $460 in life insurance premiums paid by us on behalf of each of Messrs. Bergman, Luongo, Kisling, and Shirk, respectively (ii) wellness stipends of $1,000 paid to Mr. Kisling and Mr. Shirk and (iii) 401(k) plan contributions on behalf of Mr. Luongo and Mr. Shirk. For 2020, amounts reported in this column include (i) $54 in life insurance premiums paid by us on behalf of each of Mr. Bergman and Mr. Luongo (ii) wellness stipends of $1,000 paid to all U.S. employees and a $1,402 wellness stipend for Mr. Bixby, and (iii) Hart Scott Rodino filing fees paid by us on behalf of Mr. Bergman.

(5)	On September 1, 2022, Mr. Nightingale was appointed as our CEO, and the amount in the Salary column reflects his salary earned for the partial year of service.
(6)
On February 18, 2020, Mr. Bergman ceased serving as our Chief Executive Officer and was appointed as our Chief Architect and Executive Chairperson. Mr. Bergman resigned from his role as Executive Chairperson effective April 12, 2023, but continues to serve as a member of our Board of Directors.

50  |  2023 PROXY STATEMENT

(7)
Amounts reported represent minimum base salary and the aggregate grant date fair value of RSU awards granted to Mr. Bergman pursuant to his election to receive restricted stock units in lieu of salary.

(8)	Mr. Kisling and Mr. Shirk were not Named Executive Officers in 2020. Mr. Nightingale was not a Named Executive Officer in 2020 or 2021.
(9)
Mr. Bixby served as our President as of December 31, 2019. On February 18, 2020, Mr. Bixby was appointed as our Chief Executive Officer. On September 1, 2022, Mr. Bixby ceased being our Chief Executive Officer.

(10)
Amounts reported represent minimum base salary and the aggregate grant date fair value of RSU awards granted to Mr. Bixby pursuant to his election to receive RSUs in lieu of base salary. Amounts paid in Canadian dollars have been converted to U.S. dollars using a monthly average currency conversion rate.

(11)
On April 11, 2022, Mr. Luongo notified the Company of his decision to resign as Chief Legal and Trust Officer, effective May 16, 2022, and the amount in the Salary column reflects his salary earned for the partial year of service. The amount in the Stock Awards column includes the value of Mr. Luongo’s performance-based bonus on the grant date as further described in footnote 2 to this table. Mr. Luongo was ineligible to receive any portion of his performance-based bonus because of his resignation.

2022 Grants of Plan-Based Awards Table
The following table shows each non-equity incentive plan award and each equity award granted to our Named Executive Officers during or in respect of fiscal year 2022.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock ($)(10)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#/$)	Target (#/$)	Maximum (#/$)
Todd Nightingale	8/2/2022	—	—	200,548	—	—	—	—	—
	9/6/2022	—	—	—	—	—	1,304,347(3)	—	8,801,080
	9/6/2022	—	—	—	—	—	—	1,304,347(4)	11,713,036
Artur Bergman	2/11/2022	—	—	—	—	—	—	15,229(8)	428,848
	2/11/2022	—	—	—	$82,500	$165,000(7)	$247,500	—	165,000
Ronald Kisling	2/11/2022	—	—	—	19,780	39,560	59,340(5)	—	1,114,010
	9/20/2022	—	—	—	—	—	230,000(9)	—	1,581,250
	2/11/2022	—	—	—	—	—	—	92,320(6)	2,599,731
	5/16/2022	—	—	—	—	—	—	115,000(6)	1,323,650
	2/11/2022	—	—	—	$45,000	$90,000(7)	$135,000	—	90,000
Brett Shirk	N/A	—	450,000	1,215,000	—	—	—	—	—
	2/11/2022	—	—	—	12,365	24,730	37,095(5)	—	696,397
	9/20/2022	—	—	—	—	—	200,000(9)	—	1,375,000
	2/11/2022	—	—	—	—	—	—	57,700(6)	1,624,832
	5/16/2022	—	—	—	—	—	—	100,000(6)	1,151,000
Joshua Bixby	2/11/2022	—	—	—	44,510	89,020	133,530(5)	—	2,506,803
	2/11/2022	—	—	—	—	—	—	207,715(6)	5,849,254
	2/11/2022	—	—	—	$168,500	$337,000(7)	$505,500	—	337,000
Paul Luongo	2/11/2022	—	—	—	9,891	19,782	29,673(5)	—	557,061
	2/11/2022	—	—	—	—	—	—	46,159(6)	1,299,838
	2/11/2022	—	—	—	$37,500	$75,000(7)	$112,500	—	75,000
(1)
Amounts shown in this column represent the maximum amount of possible cash incentive opportunities provided to Mr. Nightingale pursuant to our Bonus Plan, as prorated for his partial service during 2022. Based on achievement of 70.6% of the 2022 Objectives, Mr. Nightingale earned 70.6% of this Maximum possible bonus. This column also includes cash commission awards provided for Mr. Shirk pursuant to our Commission Plan. The Commission Plan does not provide for a threshold amount to Mr. Shirk. See “2022 Summary Compensation Table” above for amounts achieved under the Bonus Plan and Commission Plan.

(2)
Our 2022 Bonus Program provided for payment of bonuses based on our achievement of the 2022 Objectives with amounts earned by the Named Executive Officers to be paid in the form of fully vested RSUs. On February 22, 2023, the Equity Committee of the Compensation Committee determined that Mr. Bixby’s bonus under the 2022 Bonus Program would be paid at 70.6% of target based on actual performance. On February 28, 2023, the Compensation Committee determined that the bonuses under the 2022 Bonus Program for Mr. Bergman and Mr. Kisling would be paid at 70.6% of target based on actual performance. For Messrs. Bergman, Bixby, Kisling, and Luongo, the amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of this table include the applicable dollar values of the bonus award, which was converted to a number of RSUs that were issued with respect to the bonuses earned under our 2022 Bonus Program (as determined by dividing the applicable dollar value of the bonus award by the closing price of our common stock on February 24, 2023, of $13.91, rounded down to the nearest whole share). Additional information on the payment of the 2022 Bonus Program bonuses is set out in footnote 2 to the Summary Compensation Table and footnote 7 to this table.

2023 PROXY STATEMENT  |  51

(3)
This award was granted by our Compensation Committee in September 2022 in connection with the appointment of Mr. Nightingale. These PSUs are divided into four pre-established performance-based vesting tranches that may be earned over a period of approximately five years, subject to continuous service through the applicable earliest vest date and achievement of the applicable stock price hurdles as set forth in the table below.

Tranche	Stock Price Hurdle *	Earliest Vest Date **	Percentage of Performance-Based Award
1	$17.25	First quarterly vesting date after the First Anniversary of 9/6/22	25%
2	$23.00	First quarterly vesting date after the Second Anniversary of 9/6/22	25%
3	$34.50	First quarterly vesting date after the Third Anniversary of 9/6/22	25%
4	$46.00	First quarterly vesting date after the Fourth Anniversary of 9/6/22	25%
*
For purposes of this PSU Award, a Stock Price Hurdle will be achieved when the average closing price of the Company’s common stock during a period of 60 consecutive trading days equals or exceeds the applicable Stock Price Hurdle.

**	A “quarterly vesting date” means each of November 15th, February 15th, May 15th and August 15th
(4)	This award was granted by our Compensation Committee in September 2022 in connection with the appointment of Mr. Nightingale, and consists of time-based vesting RSUs.
(5)
This award was granted by our Compensation Committee in February 2022 and may be earned from 0% to 150% based on the achievement of certain pre-established performance goals during fiscal year 2022. Once earned, this award would be subject to time-based vesting, with 33% of the earned shares vesting on February 28, 2023, and 8.375% quarterly thereafter on May 28, August 28, November 28 and February 28, subject to the grantee continuing to provide services to us through each vesting date. 70.6% of the pre-established performance goals were met, and the grantees were eligible to receive 70.6% of the target number of shares.

(6)	Consists of time-based vesting RSUs, eligible to vest subject to the grantee continuing to provide services to us through each vesting date.
(7)
Amounts in this row reflect the threshold, target and maximum bonus dollar amounts payable in the form of fully vested RSUs granted under the 2022 Bonus Program, as further explained in footnote 2 to this table and in footnote 2 to the Summary Compensation Table.

(8)	RSUs granted as part of base salary reduction.
(9)
These PSUs are divided into four pre-established performance-based vesting tranches that may be earned over a period of approximately five years, subject to continuous service through the applicable earliest vest date and achievement of the applicable stock price hurdles as set forth in the table below.

Tranche	Stock Price Hurdle *	Earliest Vest Date **	Percentage of Performance-Based Award
1	$17.25	November 15, 2023	25%
2	$23.00	November 15, 2024	25%
3	$34.50	November 15, 2025	25%
4	$46.00	November 15, 2026	25%
*
For purposes of this PSU Award, a Stock Price Hurdle will be achieved when the average closing price of the Company’s common stock during a period of 60 consecutive trading days equals or exceeds the applicable Stock Price Hurdle.

**	A “quarterly vesting date” means each of November 15th, February 15th, May 15th and August 15th
(10)
Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, in accordance with SEC rules, these amounts reflect the aggregate grant date fair value of (i) the RSU awards granted during 2022, (ii) the PSU awards granted during 2022 at the target number as described in “2022 Summary Compensation Table” above, and (iii) the PSU awards tied to stock price hurdles granted during 2022, (iv) the performance-based bonus awards payable in the form of fully vested RSUs granted under the 2022 Bonus Program, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our Consolidated Financial Statements included in our Annual Report. For the market-based PSU awards tied to stock price hurdles granted in September 2022 to Messrs. Nightingale, Kisling, and Shirk, the amounts in this column represent the grant date fair value estimated using Monte Carlo simulations of the variables over the five-year performance period for such awards, computed in accordance with ASC Topic 718. The value of the 2022 PSU awards on the grant date, assuming the highest level of performance would have been achieved, is $3,760,205 for Mr. Bixby, $1,671,014 for Mr. Kisling, $835,592 for Mr. Luongo, and $1,044,595 for Mr. Shirk, which is based on maximum vesting of the 2022 PSU awards multiplied by the closing price of our common stock on the grant date. The market-based PSU awards that vest based on achievement of stock price hurdles are subject to market conditions, and not performance conditions, as defined under ASC Topic 718, and therefore do not have maximum grant date fair values that differ from the grant date fair values reported in this column. The value of the performance-based bonus awards on the grant date, assuming the highest level of performance would have been achieved, is $505,500 for Mr. Bixby, $135,000 for Mr. Kisling, $112,500 for Mr. Luongo, and $247,500 for Mr. Bergman.

52  |  2023 PROXY STATEMENT

2022 Outstanding Equity Awards as of Fiscal Year-End Table
The following table shows, certain information regarding outstanding equity awards held at December 31, 2022, by our Named Executive Officers:
	Option Awards(1)						Stock Awards(1)
							Restricted Stock Units		Performance-Based Restricted Stock Units
	Vesting Commencement Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Todd Nightingale	9/1/2022	09/06/2022	—	—	—	—	—	—	1,304,347(4)	10,682,602
	9/1/2022	09/06/2022	—	—	—	—	1,173,913(5)	9,614,348
Artur Bergman	8/15/2019	8/7/2019	—	—	—	—	56,792(6)	465,127	—	—
	2/18/2020	2/18/2020	—	—	—	—	34,071(7)	279,042	—	—
	2/15/2021	2/14/2021	—	—	—	—	17,670(8)	144,717	—	—
Ronald Kisling	7/15/2021	9/15/2021	—	—	—	—	160,853(9)	1,317,386	—	—
	—	2/11/2022	—	—	—	—	—	—	59,340(16)	485,995
	2/15/2022	2/11/2022	—	—	—	—	75,010(11)	614,332	—	—
	5/15/2022	5/16/2022	—	—	—	—	86,250(12)	706,388	—	—
	9/1/2022	9/20/2022	—	—	—	—	—	—	230,000(13)	1,883,700
Brett Shirk	3/15/2021	3/22/2021	—	—	—	—	50,000(14)	409,500	—	—
	9/15/2021	9/2/2021	—	—	—	—	48,125(15)	394,144	—	—
	2/15/2022	2/11/22	—	—	—	—	46,882(11)	383,964	—	—
	5/15/2022	5/16/22	—	—	—	—	75,000(12)	614,250	—	—
	—	2/11/2022	—	—	—	—	—	—	37,095(10)	303,808
	9/1/2022	9/20/2022	—	—	—	—	—	—	200,000(13)	1,638,000
Joshua Bixby	10/28/2013	10/31/2013	12,500(16)	—	0.3112	10/30/2023	—	—	—	—
	3/3/2015	3/3/2015	100,000(17)	—	1.15	3/2/2025	—	—	—	—
	7/11/2016	7/12/2016	80,000(18)(19)	—	2.36	7/11/2026	—	—	—	—
	7/1/2017	8/1/2017	50,000(18)(20)	—	3.14	7/31/2027	—	—	—	—
	12/19/2018	12/20/2018	150,000(18)(21)	—	7.50	12/19/2028	—	—	—	—
	8/15/2019	8/7/2019	—	—	—	—	19,659(12)	161,007	—	—
	2/18/2020	2/18/2020	—	—	—	—	54,514(13)	446,470	—	—
	2/15/2021	2/14/2021	—	—	—	—	35,341(14)	289,443	—	—
	2/15/2022	2/11/2022	—	—	—	—	168,769(11)	1,382,218	—	—
	—	2/11/2022	—	—	—	—	—	—	133,530(16)	1,093,611
(1)
The unvested shares subject to these awards may be subject to accelerated vesting upon a qualifying termination of employment, see “Employment Arrangements.” All option awards were granted under our 2011 Equity Incentive Plan and all stock awards were granted under our 2019 Plan.

(2)	Represents RSUs granted under our 2019 Plan.
(3)
The market values of the restricted stock unit awards that have not vested are calculated by multiplying the number of shares underlying the award by $8.19, the closing price of our common stock on December 31, 2022 (the last day of our fiscal year).

2023 PROXY STATEMENT  |  53

(4)
These PSUs are divided into four pre-established performance-based vesting tranches that may be earned over a period of approximately five years, subject to continuous service through the applicable earliest vest date and achievement of the applicable stock price hurdles as set forth in the table below.

Tranche	Stock Price Hurdle *	Earliest Vest Date **	Percentage of Performance-Based Award
1	$17.25	First quarterly vesting date after the First Anniversary of 9/6/22	25%
2	$23.00	First quarterly vesting date after the Second Anniversary of 9/6/22	25%
3	$34.50	First quarterly vesting date after the Third Anniversary of 9/6/22	25%
4	$46.00	First quarterly vesting date after the Fourth Anniversary of 9/6/22	25%
*
For purposes of this PSU Award, a Stock Price Hurdle will be achieved when the average closing price of the Company’s common stock during a period of 60 consecutive trading days equals or exceeds the applicable Stock Price Hurdle.

**	A “quarterly vesting date” means each of November 15th, February 15th, May 15th and August 15th
(5)
1/10th of the total shares subject to this RSU award vested on November 15, 2022, and 1/10th will vest on each of February 15, 2023, May 15, 2023 and August 15, 2023, 7.5% will vest on each of November 15, 2023, February 15, 2024, May 15, 2024 and August 15, 2024, 5% will vest on each of November 15, 2024, February 15, 2025, May 15, 2025, and August 15, 2025 and 2.5% will vest on each of November 15, 2025, February 15, 2026, May 15, 2026, and August 15, 2026.

(6)	1/4th of the total shares subject to this RSU award vested on August 15, 2020 and 1/16th vest quarterly thereafter, subject to continuous service through each such date.
(7)	1/8th of the total shares subject to this RSU award vested on August 15, 2020 and 1/16th vest quarterly thereafter, subject to continuous service through each such date.
(8)	1/8th of the total shares subject to this RSU award vested on August 15, 2021 and 1/14th vest quarterly thereafter, subject to continuous service through each such date.
(9)	1/16th of the total shares subject to this RSU award vested on October 15, 2021 and 1/16th vest quarterly thereafter, subject to continuous service through each such date.
(10)
1/3rd of the total shares subject to this PSU award vest subject to the achievement of pre-established performance goals during fiscal year 2022 on February 28, 2023 and 8.375% vest quarterly thereafter, subject to continuous service through each such date.

(11)	1/16th of the total shares subject to this RSU award vested on May 15, 2022 and 1/16th vest quarterly thereafter, subject to continuous service through each such date
(12)
1/8th of the total shares subject to the RSU award vested on August 15, 2022 and 1/8th vest on each November 15, February 15, May 15, and August 15 thereafter, subject to continuous service through each such date.

(13)
These PSUs are divided into four pre-established performance-based vesting tranches that may be earned over a period of approximately five years, subject to continuous service through the applicable earliest vest date and achievement of the applicable stock price hurdles as set forth in the table below.

Tranche	Stock Price Hurdle *	Earliest Vest Date **	Percentage of Performance-Based Award
1	$17.25	November 15, 2023	25%
2	$23.00	November 15, 2024	25%
3	$34.50	November 15, 2025	25%
4	$46.00	November 15, 2026	25%
*
For purposes of this PSU Award, a Stock Price Hurdle will be achieved when the average closing price of the Company’s common stock during a period of 60 consecutive trading days equals or exceeds the applicable Stock Price Hurdle.

**	A “quarterly vesting date” means each of November 15th, February 15th, May 15th and August 15th
(14)
1/8th of the total shares subject to this RSU award vested on September 15, 2021, thereafter 60% of the total RSUs will vest in quarterly installments, for two years and thereafter the remaining 27.5% of the total RSUs will vest in quarterly installments for one year, subject to continuous service through each such date.

(15)	1/16th of the total shares subject to this RSU award vested on December 15, 2021, and 1/16th vest quarterly thereafter, subject to continuous service through each such date.
(16)	This option became fully vested on October 28, 2015.
(17)	This option became fully vested on March 3, 2017.
(18)
This option was immediately exercisable upon grant as to unvested shares subject thereto, and to the extent the Named Executive Officer has exercised his right to purchase any of such shares and the shares are unvested as of a given date, such shares will remain subject to a right of repurchase by us upon the termination of the service of such Named Executive Officer.

(19)	This option became fully vested on July 11, 2020.
(20)	This option became fully vested on July 1, 2021.
(21)	This option became fully vested on December 19, 2022.
54  |  2023 PROXY STATEMENT

2022 Options Exercised and Stock Vested Table
The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by our Named Executive Officers during fiscal year 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Todd Nightingale	—	—	130,434	1,395,644
Artur Bergman	896,508	15,733,715	126,062	2,012,254
Ronald Kisling	—	—	104,556	1,532,656
Brett Shirk	—	—	83,318	924,979
Joshua Bixby	—	—	124,475	1,811,184
Paul Luongo	27,079	119,709	29,367	592,735
Employment Arrangements
We have employment agreements or consulting agreements with each of our Named Executive Officers. The agreements generally provide for at-will employment or service and set forth the executive officer’s initial base salary, initial equity grant amount, eligibility for employee benefits, and in some cases severance payments and benefits upon a qualifying termination of employment. In addition, we have adopted the Executive Plan applicable to our Named Executive Officers and other key employees, excluding Mr. Bergman.
Todd Nightingale
In August 2022, we entered into a letter agreement (the “Nightingale Employment Agreement'') with Mr. Nightingale, our CEO, setting forth certain terms of his employment with the Company, including his initial base salary of $600,000, a cash bonus opportunity of $600,000, a sign-on bonus of $1,000,000, and his initial equity grants with a total value of $30,000,000. Under the Executive Plan, as modified by the Nightingale Employment Agreement, if Mr. Nightingale is terminated other than for cause, or he resigns for good reason, at any time during the period from three months before until 18 months following a change in control of the Company (the “change in control period”), he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to 24 months of his then-current annual base salary, (ii) a lump sum cash amount equal to his target annual bonus opportunity, (iii) continuation of health plan benefits for him and his eligible dependents at no cost under COBRA for up to 24 months, (iv) 100% of his then outstanding and unvested equity awards that are subject to time-based vesting will fully vest and, as applicable, be exercisable, and (v) his then outstanding and unvested equity awards that are subject to performance-based vesting will be treated as set forth in the applicable award agreement.
Further, under Executive Plan, as modified by the Nightingale Employment Agreement, if Mr. Nightingale is terminated other than for cause, or he resigns for good reason, at any time other than the change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to 18 months of his then-current annual base salary, (ii) a lump sum cash amount equal to 75% of his target annual bonus opportunity, (iii) continuation of health plan benefits for him and his eligible dependents at no cost under COBRA for up to 18 months, (iv) 12 months of their then outstanding and unvested equity awards that are subject to time-based vesting will vest and, as applicable, be exercisable, and (v) their outstanding and unvested equity awards that are subject to performance-based vesting will vest and, as applicable, be exercisable, as to the number of shares subject to such performance award that would have vested if he had completed an additional 12 months of employment following the date of termination, on a prorated basis and based on actual level of achievement as of the date on which the termination occurred.
Artur Bergman
In May 2019, we entered into a letter agreement for continued employment with Mr. Bergman, our Chief Executive Officer at the time, and in February 2020, we entered into an amended letter agreement for continued employment with Mr. Bergman. Mr. Bergman’s annual base salary as of February 2020 was $35,568. In each of 2021 and 2022, Mr. Bergman’s base salary was $500,000, subject to reduction for Bergman Annual RSUs, as described immediately below, and in 2020, he was paid a bonus in the amount of $36. On or before the last day of November of each year, Mr. Bergman may make an irrevocable election to reduce his base salary for the following year (but in any case no lower than the applicable minimum wage), and instead receive restricted stock
2023 PROXY STATEMENT  |  55

units covering shares of our common stock with a value based on the amount of such reduction (each, a “Bergman Annual RSU”). Any Bergman Annual RSU will be granted in February of the applicable year and the number of restricted stock units subject to each Bergman Annual RSU will be based on the average trading price of our common stock in January of that year. Each Bergman Annual RSU will vest in four equal quarterly installments following the date of grant commencing on February 15th and quarterly thereafter (May, August, and November), in each case subject to Mr. Bergman’s continued service with us.
Under Mr. Bergman’s letter agreement, if Mr. Bergman’s employment is terminated without cause or he terminates his employment for good reason, on or within three months prior to or 18 months following a change in control of the Company, Mr. Bergman is entitled to the following severance payments and benefits, provided that he signs and allows to become effective a general release of all claims: (i) a lump sum payment equal to 24 months of his base salary and target bonus (if any, for the year in which the separation of service occurred), (ii) a lump sum payment equal to his target bonus for the calendar year in which separation of service occurred (if any), prorated based upon the number of days Mr. Bergman provides services for the Company during the year of the separation of service date, (iii) continuation of health insurance benefits under COBRA for up to 18 months, and (iv) all unvested shares subject to his outstanding equity awards with a time-based vesting schedule shall vest in full as of his termination date, and the treatment of any performance-based awards shall be treated as set forth in the award agreement governing the applicable performance award.
In addition, if Mr. Bergman’s employment is terminated without cause or he terminates his employment for good reason, at any other time other than during the change of control period, Mr. Bergman is entitled to the following severance payments and benefits, provided that he signs and allows to become effective a general release of all claims: (i) a lump sum payment equal to 18 months of his base salary and target bonus (if any, for the year in which the separation of service occurred), (ii) continuation of health insurance benefits for 18 months, and (iii) the equity awards that are subject to time-based vesting that are outstanding as of the date of the separation from service shall accelerate and become vested and, if applicable, exercisable as to the number of shares subject to such equity award that would have vested if Mr. Bergman had completed an additional 12 months of employment following the date on which the separation from service occurred and equity awards that are subject to performance-based vesting that are outstanding as of the date of the separation from service shall accelerate and become vested and, if applicable, exercisable as to the number of shares subject to such equity award that would have vested if he had completed an additional 12 months employment following the date on which the separation from service occurred, on a prorated basis and based on Mr. Bergman’s actual level of achievement of the applicable equity award as of the date on which his separation from service occurred.
Ronald Kisling
In June 2021, we entered into an offer letter agreement with Ronald Kisling, our Chief Financial Officer. Mr. Kisling’s annual base salary as of June 22, 2021 was $600,000. In August 2021, we awarded Mr. Kisling an award of restricted stock units covering shares of the Company’s common stock with a value of $10,000,000. This grant will vest in 16 equal quarterly installments, subject to his continued service with the Company through each date.
Brett Shirk
In February 2021, we entered into an offer letter agreement with Brett Shirk, our Chief Revenue Officer. Mr. Shirk’s annual base salary as of February 10, 2021 was $450,000. In addition, Mr. Shirk is eligible to earn commissions under the Commission Plan. If Mr. Shirk meets 100% of the targets, his annual overall on-target-earnings (base salary plus commissions) will be $900,000. In February 2021, we awarded Mr. Shirk 100,000 restricted stock units, of which 12.5% will vest after the first six months, 60% of the total grant will vest quarterly thereafter for two years, and the remaining 27.5% of the total grant will vest quarterly thereafter for one year, subject to his continued service with the Company through each such date.
Other Named Executive Officers
We have adopted the Executive Plan for the benefit of certain executive officers (including Messrs. Kisling, Shirk, and Nightingale and excluding Mr. Bergman) and other key employees. While the terms and conditions of the Executive Plan govern Mr. Nightingale’s eligibility for and entitlement to severance benefits, the potential amount of severance benefits Mr. Nightingale would receive are modified as set forth under the Nightingale Employment Agreement. Under the Executive Plan, if we terminate the employment of Mr. Kisling or Mr. Shirk other than for cause, or they resign for good reason, in each case, during the change in control period, Mr. Kisling or Mr. Shirk, as applicable, will be eligible to receive the following severance payments and benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 12 months of their then-current annual base salary, (ii) a lump sum cash amount equal to their target annual bonus opportunity, (iii) continuation of health plan benefits for them and their eligible
56  |  2023 PROXY STATEMENT

dependents at no cost under COBRA for up to 12 months, (iv) 100% of their then outstanding and unvested equity awards that are subject to time-based vesting will fully vest and, as applicable, be exercisable, and (v) their then outstanding and unvested equity awards that are subject to performance-based vesting will be treated as set forth in the applicable award agreement.
Further, under the Executive Plan, if Mr. Kisling or Mr. Shirk is terminated other than for cause, or they resign for good reason, at any time other than during the change in control period, they will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to nine months of their then-current annual base salary, (ii) a lump sum cash amount equal to 75% of their target annual bonus opportunity, (iii) continuation of health plan benefits for them and their eligible dependents at no cost under COBRA for up to nine months, (iv) 12 months of their then outstanding and unvested equity awards that are subject to time-based vesting will vest and, as applicable, be exercisable, and (v) their outstanding and unvested equity awards that are subject to performance-based vesting will vest and, as applicable, be exercisable, as to the number of shares subject to such performance award that would have vested if they had completed an additional 12 months of employment following the date of termination, on a prorated basis and based on actual level of achievement as of the date on which the termination occurred.
To receive the severance payments and benefits above upon a qualifying termination of employment, Mr. Kisling, Mr. Shirk, or Mr. Nightingale, as applicable, must sign and not revoke a general release of claims in our favor by the deadline set forth in the Executive Plan. If any of the payments provided for under the Executive Plan or otherwise payable to Mr. Kisling, Mr. Shirk, or Mr. Nightingale would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then they will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them.
The Executive Plan does not require us to provide any tax gross-up payments to Mr. Kisling, Mr. Shirk,
Mr. Nightingale, or any other participant. The Executive Plan will remain in effect until it is terminated by the Company, except if the Executive Plan is in effect when a change in control occurs, then the Executive Plan will remain in effect until the change in control period expires and any benefits payable in respect thereof have been paid.
Joshua Bixby
On September 6, 2022, we entered into a transition and separation agreement with Mr. Bixby (the “Bixby Separation Agreement”). Pursuant to the Bixby Separation Agreement, Mr. Bixby’s employment with the Company was terminated and he resigned from the Board of Directors effective September 1, 2022 (the “CEO Termination Date”). After the CEO Termination Date, Mr. Bixby will continue as an advisor to the Company to transition his job duties and provide services and advice to our CEO until June 1, 2023, which may be extended until no later than September 1, 2023, subject to certain conditions (the “Separation Date”). The period between the CEO Termination Date and the Separation Date is known as the (“Transition Period”). During the Transition Period, Mr. Bixby will continue to receive his annual base salary and any outstanding equity awards will continue to vest. Pursuant to the Bixby Separation Agreement, which is generally consistent with the severance benefits that would be provided to Mr. Bixby upon a termination other than for cause or a resignation for good reason at a time other than during a change in control period under the Executive Plan, Mr. Bixby will receive (i) an amount equal to eighteen months of base salary (totaling $756,000) and (ii) 0.75 times his target annual bonus for fiscal year 2022 which will be reduced (but not below zero) by the amount of any annual bonus for fiscal year 2022 that Mr. Bixby had been paid (totaling $237,922), subject to Mr. Bixby’s execution and non-revocation of a supplemental release in favor of the Company. In addition, effective as of the Separation Date, the vesting of all of Mr. Bixby’s outstanding unvested equity awards will be accelerated as if he had remained an employee for an additional 12 months after the Separation Date.
Paul Luongo
Effective May 16, 2022, Mr. Luongo resigned from his position as Chief Legal and Trust Officer. Mr. Luongo was subject to the Executive Plan and was not eligible to receive any severance payments or benefits.
2023 PROXY STATEMENT  |  57

Pay vs. Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. In accordance with applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officers (“PEOs”) and the average “actual” compensation paid to our other Named Executive Officers (or “NEOs”). For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Company’s financial performance for the years ended December 31, 2022, 2021, and 2020:
Year	Summary Compensation Table Total for Artur Bergman(1)	Compensation Actually Paid to Artur Bergman(1)(2)	Summary Compensation Table Total for Joshua Bixby(1)	Compensation Actually Paid to Joshua Bixby(1)(2)	Summary Compensation Table Total for PEO (Todd Nightingale)(1)	Compensation Actually Paid to Todd Nightingale(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Revenue (millions)(6)
									Total Shareholder Return	Peer Group Total Shareholder Return(5)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	—	—	$9,199,127	$(3,892,017)	$21,857,756	$20,179,714	$4,066,505	$(2,381,573)	$40.81	$134.82	$(190.8)	$432.7
2021	—	—	$10,151,111	$(12,802,716)	—	—	$7,088,904	$(1,602,130)	$176.63	$189.64	$(222.7)	$354.3
2020	$6,767,258	$38,184,386	$8,049,162	$52,180,083	—	—	$3,816,864	$19,287,475	$435.33	$142.21	$(95.9)	$290.9
(1)
The dollar amounts reported in columns (b) are the amounts reported for Messrs. Bergman, Bixby and Nightingale, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. Mr. Bergman served as our Chief Executive Officer in 2020 through February 18, 2020, after which time he became our Chief Architect and Executive Chairperson. Mr. Bergman resigned from his role as Executive Chairperson effective April 2023. Mr. Bixby served as our Chief Executive Officer effective February 19, 2020 through August 31, 2022. Mr. Nightingale has served as our CEO since September 1, 2022. The following individuals served as our PEOs for the following years:

2022: Joshua Bixby, Todd Nightingale
2021: Joshua Bixby
2020: Artur Bergman, Joshua Bixby
(2)
The dollar amounts reported in columns (c) represent the amount of CAP for Messrs. Bergman, Bixby, and Nightingale, respectively as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The Company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for our PEO and Non-PEO NEOs in each respective year. As the Company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of such equity awards as of the grant date.

	2022			2021		2020
	Todd Nightingale	Joshua Bixby	Average Non-PEO NEOs	Joshua Bixby	Average Non-PEO NEOs	Joshua Bixby	Artur Bergman	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$21,857,756	$9,199,127	$4,066,505	$10,151,111	$7,088,904	$8,049,162	$6,767,258	$3,816,864
Adjustments for Equity Awards
Grant date values in the Summary Compensation Table	$(20,514,116)	$(8,693,058)	$(3,413,192)	$(9,618,134)	$(6,566,179)	$(7,630,888)	$(6,139,403)	$(3,108,033)
Year-end fair value of unvested awards granted in the current year	$17,440,430	$2,475,829	$1,422,184	$3,480,020	$3,051,217	$17,168,729	$12,525,014	$7,009,724
Year-over-year difference of year-end fair values for unvested awards granted in prior years	—	$(2,985,352)	$(2,504,587)	$(12,631,447)	$(3,455,201)	$22,005,767	$14,014,350	$5,408,818
Fair values at vest date for awards granted and vested in current year	$1,395,644	$445,932	$303,043	$793,071	$596,255	$6,473,673	$5,520,156	$3,978,822
58  |  2023 PROXY STATEMENT

	2022			2021		2020
	Todd Nightingale	Joshua Bixby	Average Non-PEO NEOs	Joshua Bixby	Average Non-PEO NEOs	Joshua Bixby	Artur Bergman	Average Non-PEO NEOs
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	—	$(2,664,091)	$(1,221,449)	$(4,977,337)	$(2,317,126)	$6,113,639	$5,497,011	$2,181,281
Forfeitures during current year equal to prior year-end fair value	—	$(1,670,404)	$(1,034,077)	—	—	—	—	—
Dividends or dividend equivalents not otherwise included in the total compensation	—	—	—	—	—	—	—	—
Total Adjustments for Equity Awards	$18,836,074	$(4,398,086)	$(3,034,886)	$(13,335,693)	$(2,124,855)	$51,761,809	$37,556,531	$18,578,644
Compensation Actually Paid (as calculated)	$20,179,714	$(3,892,017)	$(2,381,573)	$(12,802,716)	$(1,602,130)	$52,180,083	$38,184,386	$19,287,475
(3)
The dollar amounts reported in column (c) represent the average of the amounts reported for the Company’s NEOs as a group (excluding our PEOs) in the “Total” column of the Summary Compensation Table Total in each applicable year. The following individuals were our Non-PEO NEOs in the respective years:

2022: Artur Bergman, Ronald Kisling, Paul Luongo, and Brett Shirk
2021: Artur Bergman, Adriel Lares, Ron Kisling, Paul Luongo, and Brett Shirk
2020: Adriel Lares, Paul Luongo, and Wolfgang Maasberg
(4)
The dollar amounts reported in column (e) represent the average amount of CAP to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, adjustments were made to average total reported compensation for the Non-PEO NEOs as a group for each year to determine the CAP, using the methodology described above in Note 2.

(5)	The peer group is the following published industry index: S&P 500 Information Technology Index.
(6)
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

2023 PROXY STATEMENT  |  59

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the CAP and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the S&P 500 Information Technology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

PEO and Avg. Non-PEO CAP vs. FSLY and Peer TSR
PEO CAP (Bixby)
PEO CAP (Bergman)
PEO CAP (Nightingale)
Average Non-PEO NEO CAP
Fastly TSR
Peer Group TSR
Compensation ($ in Millions)
TSR
$60
$40
$20
$0
-$20
$500
$400
$300
$200
$100
$0
$435
$142
$190
$177
$135
$41
2020
2021
2022

CAP and Net Income

PEO and Avg. Non-PEO CAP vs. Net Income

PEO CAP (Bixby)
PEO CAP (Bergman)
PEO CAP (Nightingale)
Average Non-PEO NEO CAP
Net Income
Compensation ($ in Millions)
Net Income ($ in Millions)
$60
$40
$20
$0
-$20
$0
-$50
-$100
-$150
-$200
-$250
$190,774,000
-$222,697,000
-$190,774,000
2020
2021
2022

60  |  2023 PROXY STATEMENT

CAP and Revenue

PEO and Avg. Non-PEO CAP vs. Revenue

PEO CAP (Bixby)
PEO CAP (Bergman)
PEO CAP (Nightingale)
Average Non-PEO NEO CAP
Revenue
Compensation ($ in Millions)
Revenue ($ in Millions)
$60
$40
$20
$0
-$20
$500
$400
$300
$200
$100
$0
$290,874,000
$354,330,000
$432,725,000
2020
2021
2022

Tabular List for 2022 Fiscal Year
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The three financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Revenue
•	Non-GAAP Operating Loss(1)
•	Stock Price Hurdles
(1)	Please refer to Appendix A of this Proxy Statement for a reconciliation of non-GAAP financial measures to their corresponding U.S. GAAP measures.
All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
2023 PROXY STATEMENT  |  61

CEO Pay Ratio
The following table presents the median of the annual total compensation of all our employees (other than Mr. Nightingale, our CEO), the annual total compensation of Mr. Nightingale, our CEO, the annual total compensation of Mr. Bixby, our former Chief Executive Officer, and the ratio between the annual total compensation for all our employees to each Mr. Nightingale and Mr. Bixby. These ratios are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
2022 CEO annual total compensation (Todd Nightingale)	$21,857,756
2022 CEO annual total compensation (Joshua Bixby)	$9,199,127
2022 median employee annual total compensation	$268,300
Ratio of CEO to median employee annual total compensation (Todd Nightingale)	82:1
Ratio of CEO to median employee annual total compensation (Joshua Bixby)	34:1
In identifying our median employee, we chose December 31, 2022, which is the last day of our most recently completed fiscal year, as the determination date. To identify our median employee, we used a consistently applied compensation measure consisting of annual base salary pay rate, target commissions, and grant date fair value of equity awards granted to our employees, excluding our CEO, for the 12-month period from January 1, 2022 through December 31, 2022. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of our employees. Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of December 31, 2022. We did not make any cost-of-living adjustment. We did not include any independent contractors or other non-employee workers in our employee population.
Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in the United States. We then calculated annual total compensation for this employee using the same methodology we use for our Named Executive Officers as set forth in our Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table.
SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as the SEC explained when it adopted these rules, in considering the pay-ratio disclosure, stockholders should keep in mind that the rules were not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather were designed to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.
62  |  2023 PROXY STATEMENT

Potential Payments on Termination or Change of Control
The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the Named Executive Officers serving as of the end of the fiscal year ending December 31, 2022. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on the last business day of our fiscal year ending December 31, 2022 using the closing market price per share of our common stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits. For payments that may be provided to Mr. Bixby, please see “Employment Arrangements—Joshua Bixby.”
Named Executive Officer	Involuntary Termination of Employment Without Cause ($)	Involuntary Termination of Employment or Voluntary Resignation for Good Reason Within 12 Months Following a Change of Control ($)
Todd Nightingale
Severance Payment	1,350,000	1,800,000
Equity Acceleration(1)	4,005,975(2)	9,614,348(3)
Company-paid premiums	43,820	58,427
Total	5,399,795	11,472,774
Artur Bergman
Severance Payment	222,158	241,211
Equity Acceleration(1)	752,669(2)	888,885(3)
Company-paid premiums	44,631	44,631
Total	1,019,458	1,174,727
Ronald Kisling
Severance Payment	517,500	690,000
Equity Acceleration(1)	1,421,473(2)	3,124,100(3)
Company-paid premiums	7,158	9,543
Total	1,946,130	3,823,644
Brett Shirk
Severance Payment	337,500	450,000
Equity Acceleration(1)	1,088,123(2)	2,105,665(3)
Company-paid premiums	23,552	31,403
Total	1,449,176	2,587,068
(1)
Represents the market value of the shares underlying the stock options and RSUs as of December 31, 2022, based on the closing price of our Class A common stock, as reported on the NYSE, of $8.19 per share on December 31, 2022.

(2)
Represents 12 months of accelerated vesting of the total number of shares underlying outstanding and unvested time-based equity awards. For equity awards subject to performance conditions, the performance conditions have been deemed satisfied based on actual achievement.

(3)
Represents 100% accelerated vesting of the total number of shares underlying outstanding and unvested time-based equity awards. For equity awards subject to performance conditions, the performance conditions have been deemed satisfied based on actual achievement.

2023 PROXY STATEMENT  |  63

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:
Plan Category	Number of securities to be issued upon exercise of outstanding stock options and restricted stock units (a)	Weighted- average exercise price of outstanding stock options (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(1)	16,874,842	$6.01	9,629,049(3)
Equity compensation plans not approved by stockholders(4)	72,829	$13.94	—
Total	16,947,671	$6.24	9,629,049
(1)	The equity compensation plans approved by security holders are described in Note 11 to our financial statements included in our Annual Report.
(2)	Excludes 14,431,454 shares issuable upon vesting of outstanding awards of restricted stock units, as such shares have no exercise price.
(3)
The reserve for shares available under our 2019 Plan automatically increases on January 1st each year, through and including January 1, 2029, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. The reserve for shares available under the ESPP automatically increases on January 1st each year, through and including January 1, 2029, in an amount equal to the lesser of (i) 1% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year and (ii) 2,500,000 shares, or a lesser number of shares as determined by the Board of Directors. Accordingly, an additional 6,216,808 and 1,243,361 shares were added to the number of available shares under our 2019 Plan and our ESPP, respectively, effective January 1, 2023.

(4)	In connection with our acquisition of Signal Sciences Corp., we assumed the Signal Sciences Corp. 2014 Stock Option and Grant Plan (the “Signal Sciences Plan”).
64  |  2023 PROXY STATEMENT

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The following table shows for the fiscal year ended December 31, 2022, certain information with respect to the compensation of our non-employee directors:
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Aida Álvarez	$45,000	$199,998	$244,998
Richard Daniels	$40,000	$199,998	$239,998
David Hornik	$68,750	$199,998	$268,748
Paula Loop	$43,750	$199,998	$243,748
Charles Meyers	$37,500	$199,998	$237,498
Christopher Paisley	$53,750	$199,998	$253,748
Vanessa Smith	$33,750	$199,998	$233,748
(1)
Amounts shown in this column reflect the aggregate grant date fair value of RSU awards granted during 2022, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our Consolidated Financial Statements included in our Annual Report. The table below lists the aggregate number of shares of our common stock subject to outstanding stock awards held by each of our non-employee directors as of December 31, 2022.

(2)	The table below lists the aggregate number of shares subject to outstanding stock options and RSU awards held by each of our non-employee directors as of December 31, 2022.
Name	Number of Shares Subject to Outstanding Options as of December 31, 2022	Number of Shares Subject to Outstanding RSUs as of December 31, 2022
Aida Álvarez	—	9,124
Richard Daniels	—	9,124
David Hornik	—	9,124
Paula Loop	—	9,124
Charles Meyers	—	9,124
Christopher Paisley	71,424	9,124
Vanessa Smith	—	9,124
Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors.
Commencing with the first calendar quarter following the closing of our initial public offering, each non-employee director receives an annual cash retainer of $30,000 for serving on our Board of Directors. The Chairperson of the Board of Directors receives an additional annual cash retainer of $20,000.
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The chairperson and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:
Board Committee	Chairperson Fee	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$7,500	$3,750
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, prorated based on the days served in the applicable fiscal quarter.
Initial Equity Awards
Each new non-employee director who joins our Board of Directors will receive an RSU award for common stock having a value of $400,000 based on the fair market value of the underlying common stock on the date of grant under our 2019 Plan. Each initial equity award will vest on the one-year anniversary measured from the date of grant.
Annual Equity Awards
On the date of each annual meeting of stockholders, each continuing non-employee director will receive an RSU award for common stock having a value of $200,000 based on the fair market value of the underlying common stock on the date of grant under our 2019 Plan. Each annual equity award will vest quarterly over one year following the date of grant and will be fully vested on the earlier of (i) the date of the following annual meeting of stockholders (or the date immediately prior to the next annual meeting of stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election) and (ii) the one year anniversary measured from the date of grant, each subject to continued service as a director through each applicable vesting date.
Vesting Acceleration
In the event of a change of control of the Company (as defined in our 2019 Plan), any unvested portion of an outstanding equity award granted under the policy will fully vest immediately prior to the closing of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.
The calculation of the number of shares of restricted stock units granted under the non-employee director compensation policy will be based on the closing price of our common stock as reported by the NYSE on the date of grant.
Expenses
We reimburse our non-employee directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board of Directors and committee meetings. We also reimburse our non-employee directors for other reasonable expenses related to board service, such as director education.
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CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
In 2019, we adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration, and approval or ratification of “related-persons transactions.”
Under the policy, our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.
The following is a description of transactions since January 1, 2022, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements discussed above.
Employment Arrangements
We have entered into employment agreements and offer letter agreements with certain of our executive officers. For more information regarding these agreements with our Named Executive Officers, see
“Executive Compensation—Employment Arrange-
ments.”
Employment Arrangement with an Immediate Family Member of Our Chief Architect
We employ Per Alexander Bergman in our Engineering Department, who is the brother of our Chief Architect, founder, and member of the Board of Directors, Artur Bergman, and Angela Noell in our Human Resources department, who is the sister-in-law of Artur Bergman. For the year ended December 31, 2022, each of Per Alexander Bergman and Ms. Noell’s compensation exceeded $120,000, and consisted of a base salary, equity awards and other benefits.
Per Alexander Bergman and Ms. Noell’s respective compensation is based on their education, experience, and the responsibilities of their positions. The compensation level for Per Alexander Bergman and Ms. Noell was comparable to the compensation paid to employees in similar positions that were not related to our executive officers. They were also eligible for equity awards on the same general terms and conditions as other employees in similar positions who were not related to our executive officers. Artur Bergman plays no personal role in managing, determining the compensation, or reviewing the performance of Per Alexander Bergman or Ms. Noell.
Equity Awards to Non-Employee Directors and Executive Officers
We have granted equity awards to certain of our non-employee directors and executive officers. For more information regarding the equity awards granted to our non-employee directors and Named Executive Officers, see “Executive Compensation” and “Compensation of Non-Employee Directors.”
Indemnification Agreements
Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.
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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons who beneficially own more than 10% of our common stock, to file reports of initial ownership of our common stock and subsequent changes in that ownership with the SEC.
To our knowledge, based solely upon a review of Forms 3, 4, and 5 and any amendments thereto filed with the SEC, or written representations from certain reporting persons that no Form 5s were required, we believe that during 2022 all Section 16(a) filing requirements were complied with on a timely basis, except that, due to administrative oversight, in March 2022, a Form 4 was not timely filed for Brett Shirk which was subsequently filed on March 21, 2022, and in June 2022, a Form 4 was not timely filed for Richard Daniels which was subsequently filed on June 23, 2022.
68  |  2023 PROXY STATEMENT

HOUSEHOLDING AND PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials, please notify your broker or Fastly, Inc. Direct your written request to Fastly, Inc., Attn: Corporate Secretary, 475 Brannan Street, Suite 300, San Francisco, California 94107. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
2023 PROXY STATEMENT  |  69

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Todd Nightingale
Chief Executive Officer
April 28, 2023
A copy of Fastly, Inc.’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Secretary, 475 Brannan Street, Suite 300, San Francisco, California 94107.
70  |  2023 PROXY STATEMENT

APPENDIX A
Reconciliation of GAAP to Non-GAAP
Financial Measures
(in thousands, unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Gross Profit
GAAP gross Profit	$62,583	$49,773	$209,781	$187,328
Stock-based compensation—Cost of revenue	2,938	2,316	12,050	7,227
Amortization of acquired intangible assets	2,475	2,475	9,900	9,900
Non-GAAP gross profit	67,996	$54,564	$231,731	$204,455
GAAP gross margin	52.4%	50.9%	48.5%	52.9%
Non-GAAP gross margin	57%	55.8%	53.6%	57.7%

Operating loss
GAAP operating loss	$(48,462)	$(56,656)	$(246,199)	$(219,021)
Stock-based compensation	31,418	39,588	142,763	140,488
Executive transition costs	—	—	4,207	—
Amortization of acquired intangible assets	5,050	5,185	20,791	20,844
Acquisition-related expenses	—	149	1,970	2,555
Non-GAAP operating loss	$(11,994)	$(11,734)	$(76,468)	$(55,134)

Net loss
GAAP net loss	$(46,653)	$(57,521)	$(190,774)	$(222,697)
Stock-based compensation	31,418	39,588	142,763	140,488
Executive transition costs	—	—	4,207	—
Amortization of acquired intangible assets	5,050	5,185	20,791	20,844
Acquisition-related expenses	—	149	1,970	2,555
Net gain on extinguishment of debt	—	—	(54,291)	—
Amortization of debt issuance costs	716	947	3,169	2,907
Non-GAAP net loss	$(9,469)	$(11,652)	$(72,265)	$(55,903)

Non-GAAP net loss per common share—basic and diluted	$(.08)	$(0.10)	$(.59)	$(0.48)
Weighted average basic and diluted common shares	$123,587	$118,161	$121,723	$116,053
2023 PROXY STATEMENT  |  A-1

APPENDIX B
Bergman Performance Award
Award Agreement
FASTLY, INC.
STOCK OPTION GRANT NOTICE
Fastly, Inc. (the “Company”) has granted to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (this “Grant Notice”) and in the Stock Option Agreement and the Notice of Exercise, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Stock Option Agreement shall have the meanings set forth in the Stock Option Agreement.
In the event that the Company’s stockholders do not approve the Option at the Company’s 2023 Annual Meeting of Stockholders (“Stockholder Approval”), the Option will immediately terminate and have no further force or effect as of the closing of the polls at such meeting. Notwithstanding anything in the provisions governing the Option to the contrary, no portion of the Option shall vest or become exercisable unless Stockholder Approval occurs.
Optionholder:	Artur Bergman
Date of Grant:	April 12, 2023
Number of Shares of Common Stock Subject to Option:	2,296,000
Exercise Price (Per Share):	$16.41
Total Exercise Price:	$37,677,360
Expiration Date:	April 11, 2033

Exercise and Vesting Schedule: See Section 1 of the Stock Option Agreement
Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•
The Option is governed by this Grant Notice, certain provisions of the Company’s 2019 Equity Incentive Plan, as the same may be amended or restated from time to time (the “Plan”) as specified in the Stock Option Agreement, and the provisions of the Stock Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in this Grant Notice and the Stock Option Agreement (together, the “Option Agreement”) the Option Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•
You consent to receive this Grant Notice, the Stock Option Agreement, the Plan, the prospectus regarding the Option (“Prospectus”) and any other related documents by electronic delivery and to have the Option administered through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•
You have read and are familiar with the applicable provisions of the Plan and the provisions of this Grant Notice, the Stock Option Agreement, and the Notice of Exercise. In the event of any conflict between (i) the provisions in this Grant Notice, the Stock Option Agreement or the Notice of Exercise and (ii) the applicable provisions of the Plan, the provisions of this Grant Notice, the Stock Option Agreement and the Notice of Exercise shall control.

•
The Stock Option Agreement and your Employment Terms offer letter, dated May 3, 2019, as amended pursuant to the Modification of Offer Letter Agreement, dated February 19, 2020 and April 12, 2023, between you and the Company, as may be further amended from time to time (the “Offer Letter”) sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject (including any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you), with the exception of other equity

2023 PROXY STATEMENT  |  B-1

awards previously granted to you. In the event of any conflict between the provisions of (i) this Grant Notice, the Stock Option Agreement and the Notice of Exercise and (ii) the Offer Letter, including with respect to vesting acceleration upon a separation of service, the provisions of this Grant Notice, the Stock Option Agreement and the Notice of Exercise shall control.
•
Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

FASTLY, INC.		OPTIONHOLDER
By:	/s/ Todd Nightingale	/s/ Artur Bergman
Signature		Signature
Title:	Chief Executive Officer	Date:	April 17, 2023
Date:	April 17, 2023

ATTACHMENTS: Stock Option Agreement, Notice of Exercise, the Plan
B-2  |  2023 PROXY STATEMENT

ATTACHMENT I

STOCK OPTION AGREEMENT
2023 PROXY STATEMENT  |  B-3

FASTLY, INC.
STOCK OPTION AGREEMENT
As reflected by your Stock Option Grant Notice to which this Stock Option Agreement is attached (“Grant Notice”), Fastly, Inc. (the “Company”) has granted you an option to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Grant Notice shall have the meanings set forth in the Grant Notice. The terms of the Option as specified in the Grant Notice and this Stock Option Agreement constitute the Option Agreement.
The terms and conditions applicable to the Option are as follows:
1. VESTING.
(a) Definitions.
(i) “60-Day Closing Price” shall mean the quotient of (i) the sum of the Closing Prices for any 60 consecutive trading day-period within the Performance Period on which the primary U.S. exchange on which the Common Stock is traded is open for trading and (ii) 60.
(ii) “Board” means the Board of Directors of the Company.
(iii) “Cause” has the meaning given to such term in the Offer Letter.
(iv) “Closing Price” shall mean the closing price of the Company’s Common Stock as reported for a trading day within the Performance Period on the primary U.S. exchange on which the Common Stock is traded is open for trading.
(v) “Change in Control” or “Change of Control” has the meaning given to Change of Control in the Offer Letter.
(vi) “Compensation Committee” means the compensation committee of the Board.
(vii) “Continuous Service” has the meaning given to such term in the Plan; provided that service solely as a member of the Board or the board of directors of any subsidiary of the Company shall not constitute Continuous Service.
(viii) “Expiration Date” means the expiration date set forth in the Grant Notice.
(ix) “Good Reason” has the meaning given to such term in the Offer Letter.
(x) “Non-Qualifying Termination” means your Continuous Service terminates for any reason other than a Qualifying Termination.
(xi) “Offer Letter” means the employment terms between you and the Company dated May 3, 2019, as amended on February 19, 2020, and April 12, 2023, and as may be further amended from time to time.
(xii) “Performance Period” means the period commencing on September 1, 2022, and ending on (and including) the earliest of (i) September 6, 2027, and (ii) the date on which the Option otherwise terminates pursuant to this Option Agreement.
(xiii) “Plan” means the Company’s 2019 Equity Incentive Plan, as the same may be amended or restated from time to time.
(xiv) “Qualifying Termination” means a termination of your Continuous Service by the Company without Cause (not including any termination due to your death or disability) or your voluntary resignation for Good Reason.
(xv) “Quarterly Vesting Date” means February 15, May 15, August 15, and November 15 of an applicable calendar year.
(b) General. The Option is divided into four vesting tranches (each a “Tranche”), with each Tranche representing a portion of the Option covering that number of shares of Common Stock as specified in the table below (in the row for the applicable Tranche number). Except as otherwise provided in Section 1(c) below, each Tranche will vest, if at all, on (i) the Earliest Vesting Date (as indicated in the table below) applicable to the Tranche (the “Earliest Vesting Date”) if a Certification Date (as defined below) has occurred; or if a Certification Date has not occurred prior to the Earliest Vesting Date applicable to the Tranche (ii) the first Quarterly Vesting Date following the Certification Date, in each case of (i) and (ii), subject to your Continuous Service through the applicable vesting date. At the end of the Performance Period, the portion of the Option subject to each Tranche for which the applicable 60-Day Price Milestone (as set forth in the table below) was not met will be forfeited for no consideration. In order for any 60-Day
B-4  |  2023 PROXY STATEMENT

Price Milestone to be considered met (i.e., achieved), a 60-Day Closing Price must equal or exceed the 60-Day Price Milestone for that Tranche (as indicated below) and the Compensation Committee shall determine and certify in writing that a 60-Day Price Milestone has been achieved for a Tranche (each such date, a “Certification Date”). Except as otherwise provided in Section 1(c) below, vesting of the Option will cease upon termination of your Continuous Service. The Board will make all determinations regarding whether your Continuous Service has been interrupted or terminated and such determinations shall be final and binding on you.
Tranche	60-Day Price Milestone (per Share)	No. of Shares of Common Stock Subject to Tranche	Earliest Vesting Date
1	$17.25	574,000	November 15, 2023
2	$23.00	574,000	November 15, 2024
3	$34.50	574,000	November 15, 2025
4	$46.00	574,000	November 15, 2026

Each Tranche may only vest once. The Compensation Committee shall, periodically and upon your written request, assess whether any applicable 60-Day Price Milestones have been achieved. Any such assessment done upon your written request will be completed within 45 days following such request.
(c) Termination of Service.
(i) If your Continuous Service terminates for any reason, the Compensation Committee shall promptly assess whether, on or prior to the date of such termination, any applicable 60-Day Price Milestones have been met and, if so, shall provide certification (no later than 45 days following such termination if any 60-Day Price Milestones have been achieved). Any portion of the Option that has not vested by the date of such termination will remain outstanding as necessary to give effect to such assessment and certification specified in the immediately preceding sentence (but in no event later than the Expiration Date) solely for purposes of such certification, and any portion of the Option that fails to vest upon such certification will terminate automatically at such time, except as otherwise provided in Section 1(c)(iii) below.
(ii) Non-Qualifying Termination. In the event of any Non-Qualifying Termination, any Tranche (or portion thereof) that is not vested as of the date of such Non-Qualifying Termination will terminate automatically as of the date of such Non-Qualifying Termination, subject to the provisions of Section 1(c)(i) above.
(iii) Qualifying Termination. In the event of a Qualifying Termination, then subject to you (i) continuing to comply with your obligations under your Employee Confidential Information and Inventions Assignment Agreement and (ii) delivering to the Company (and not revoking) an effective, general release of claims in a form and manner acceptable to the Company (the “Release”) with such Release becoming effective (and non-revocable) no later than sixty (60) days following your termination of employment (collectively, the “CIIAA/Release Requirements”):
(1) With respect to any Tranche for which the applicable 60-Day Price Milestone has not been met prior to your Qualifying Termination or would otherwise be deemed met pursuant to Section 1(c)(i) above, such Tranche will vest if such 60-Day Price Milestone is met during the 12-month period following your Qualifying Termination or, if earlier, by the last day of the Performance Period (such measurement period, the “Qualifying Termination Period”). The effective date of any such vesting will be the later of the applicable Certification Date for such Tranche or the effective date of the Release (such effective date of vesting, the “Qualifying Termination Vesting Date”). In order to give effect to the intent of this Section 1(c)(iii)(1), if this Section 1(c)(iii)(1) is applicable, then such Tranche will remain outstanding and will not terminate until the following: (x) if such Tranche does not vest in accordance with this Section 1(c)(iii)(1), the last day of the Qualifying Termination Period; or (y) if such Tranche does vest in accordance with this Section 1(c)(iii)(1), the expiration of the term of the Option (as determined in accordance with Section 3 below).
(2) With respect to any Tranche for which the applicable 60-Day Price Milestone has been achieved prior to a Qualifying Termination or would otherwise be deemed met pursuant to Section 1(c)(i) above, but in either case, the applicable Earliest Vesting Date has not occurred, then (i) if you satisfy the CIIAA/Release Requirements, such Tranche (x) will vest as of the effective date of the Release and (y) will not terminate until the expiration of the term of the Option (as determined in accordance with Section 3 below); or (ii) if you do not satisfy the CIIAA/Release Requirements and your Continuous Service terminates upon such Qualifying Termination, such
2023 PROXY STATEMENT  |  B-5

portion will terminate automatically upon such Qualifying Termination. In order to give effect to the intent of this Section 1(c)(iii)(2), if this Section 1(c)(iii)(2) is applicable, then such portion will remain outstanding and will not terminate until the latest potential effective date of the Release.
2. EXERCISE.
(a) You may generally exercise the vested portion of the Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Company in accordance with the exercise procedures established by the Company, which may include an electronic submission. Any such exercise may only occur if in compliance with applicable law (including, if required, after any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, are made and the applicable waiting period has expired).
(b) To the extent permitted by applicable law, you may pay the exercise price of the Option as follows:
(i) cash, check, bank draft or money order;
(ii) pursuant to a “cashless exercise” program as further described in Section 5(c)(ii) of the Plan if at the time of exercise the Common Stock is publicly traded;
(iii) by delivery of previously owned shares of Common Stock as further described in Section 5(c)(iii) of the Plan; or
(iv) by a “net exercise” arrangement as further described in Section 5(c)(iv) of the Plan.
3. TERM. You may not exercise the vested portion of the Option after its term expires. The term of the Option expires upon the earliest of the following:
(a) three months after the termination of your Continuous Service other than due to your death or Disability (as defined in the Plan);
(b) 18 months after the termination of your continuous Service due to your death;
(c) 12 months after the termination of your Continuous Service due to your Disability;
(d) immediately upon a dissolution or liquidation of the Company if the Option will terminate in connection with such dissolution or liquidation pursuant to Section 9(b) of the Plan;
(e) immediately upon a Corporate Transaction (as defined in the Plan) if the Option will terminate in connection with such Corporate Transaction pursuant to Section 9(c) of the Plan; or
(f) the Expiration Date.
For purposes of the Option, each of the periods set forth in Section 3(a), 3(b) and 3(c) above will be considered a “Post-Termination Exercise Period.” To the extent you do not exercise the Option within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of the Option), such unexercised portion of the Option will terminate, and you will have no further right, title or interest in the terminated Option, the shares of Common Stock subject to the terminated Option, or any consideration in respect of the terminated Option.
Notwithstanding the foregoing, the Post-Termination Exercise Period of the Option may be extended as provided in Section 5(h) of the Plan.
4. WITHHOLDING OBLIGATIONS. You may not exercise the Option unless the applicable tax withholding obligations are satisfied. Accordingly, you may not be able to exercise the Option even though the Option is vested, and the Company shall have no obligation to issue shares of Common Stock subject to the Option, unless and until such obligations are satisfied.
Upon and in accordance with your directions, the Company will satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to the Option by one or a combination of the following means: (i) allowing you to tender a cash payment; or (ii) allowing you to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board. The Company will permit you to enter and modify a Rule 10b5-1 trading plan (or any similar successor arrangement) to satisfy any applicable tax withholding obligations to the extent permissible under applicable law. In the event that the amount of the Company’s withholding obligation in connection with the Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
5. TRANSFERABILITY. Except as otherwise provided in Section 5(e) of the Plan, the Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
B-6  |  2023 PROXY STATEMENT

6. NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A of the Code (as defined in the Plan) only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
7. CLAWBACK/RECOVERY. If the Company is required to prepare an accounting restatement for any fiscal quarter or year that is the result of the process of revising previously issued financial statements to reflect the correction of one or more errors that are material to those financial statements (an “Accounting Restatement”), any portion of the Option that vested within the three-year period preceding the date on which the Board or its Audit Committee determines that the Company is required to prepare the Accounting Restatement is subject to the following provisions:
(a) If the Compensation Committee determines, in its sole discretion, that a lesser portion of the Option would have vested based on the restated financial results, the Company may, at the discretion of the Compensation Committee, require forfeiture or seek recoupment (as applicable) of the portion of the Option (or value received thereunder) that would not have vested based on the restated financial results, less any amounts you may have paid to the Company in exercising such portion of the Option (the “Recoverable Amount”).
(b) To the extent permitted by applicable law, the Compensation Committee, in its sole discretion, may seek recoupment of the Recoverable Amount from you from any of the following sources: (i) direct repayment of the Recoverable Amount previously paid to you; (ii) future payments of cash or equity-based incentive compensation payable to you; or (iii) by offsetting the Recoverable Amount owed to the Company against any compensation or other amounts owed by the Company to you.
(c) In exercising its business judgment, the Compensation Committee may consider whether asserting a claim against you may violate applicable law or prejudice the Company’s interests in any way, including in a proceeding or investigation, whether the cost of asserting a claim against you would exceed the Recoverable Amount the Company would be likely to receive, and any other factors it deems relevant to the determination. The Compensation Committee may, in its sole discretion, also reduce the Recoverable Amount by the amount determined by the Compensation Committee to reasonably take into account the adverse tax consequences of such repayment to you.
In addition, this Option and any shares issued upon exercise thereof will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under applicable law.
No recovery of compensation under this Section 7 or any such policy adopted by the Company will be an event giving rise to a right to voluntarily terminate employment for Good Reason.
8. PLEDGING. You shall not be permitted to pledge any shares of Common Stock as provided in the Company’s Insider Trading Policy, except that you shall be permitted to use shares acquired upon exercise of the Option and shares previously acquired by you as collateral for one or more loans on commercially reasonable terms, provided that (a) the loan is obtained in connection with your exercise of the option and the amount of the loan is no more than the amount necessary for your payment of income taxes associated with such exercise, (b) the loan is not a margin loan, (c) the loan is full recourse as to you, and (d) the maximum aggregate loan or investment amount collateralized by such pledged stock does not exceed 25% of the total value of the pledged stock.
9. NO REPRICING OF OPTION. Subject to Section 9(a) of the Plan (regarding Capitalization Adjustments), neither the Board nor any Committee will have the authority to (a) reduce the exercise price of the Option, (b) cancel the Option if it has an exercise price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other equity awards, or (c) take any other action that is treated as a repricing under generally accepted accounting principles, in each case unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
2023 PROXY STATEMENT  |  B-7

10. SECURITIES REGISTRATION. Within five business days following Stockholder Approval (as defined in the Grant Notice), the Company will file a registration statement under the Securities Act on Form S-8 or another appropriate form for the shares of Common Stock issuable under the Option. The Company will use its reasonable best efforts to maintain the effectiveness of such registration for so long as the Option is outstanding.
11. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Option Agreement will be governed by the internal laws of the State of Delaware without regard to that state’s conflict of laws rules.
12. RESOLUTION OF DISPUTES. Any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of this Option Agreement or the Option will be resolved as set forth in the Company Arbitration Agreement attached as an exhibit to the Offer Letter, as may be amended from time to time.
13. SEVERABILITY. If any part of this Option Agreement or the Plan (to the extent applicable to this Option) is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any section of this Option Agreement or the Plan (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
14. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.
15. PLAN. The Option has been granted outside of the Plan, but the terms and conditions set forth in the following Sections of the Plan are applicable to the Option (and for clarity, notwithstanding anything in the Plan to the contrary, no other sections of the Plan will be applicable to the Option):
(a) Section 5(c) of the Plan (regarding the exercise procedure and payment of the exercise price of the Option);
(b) Section 5(e) of the Plan (regarding the transferability of the Option);
(c) Section 5(h) of the Plan (regarding certain restrictions on the exercise of the Option and certain extensions of exercisability of the Option);
(d) Section 9(a) of the Plan (regarding the impact of a Capitalization Adjustment on the Option), provided that in the event of a Capitalization Adjustment, in addition to any applicable adjustments set forth in Section 9(a) of the Plan, the Board will appropriately and proportionately adjust the 60-Day Price Milestones to avoid diminution or enlargement of the benefits of the Option and its determination shall be final, binding and conclusive;
(e) Section 9(b) of the Plan (regarding the impact of a dissolution or liquidation of the Company on the Option);
(f) Section 9(c) of the Plan (regarding Corporate Transactions), except Section 9(c)(ii) of the Plan;
(g) Section 2 of the Plan (regarding the administration of the Option), except Section 2(b)(xi) of the Plan (regarding actions that are treated as a repricing), and Section 2(d) of the Plan (regarding certain delegations of authority to officer(s) of the Company);
(h) Section 8 of the Plan (regarding certain miscellaneous provisions); and
(i) Section 7 of the Plan (regarding certain covenants of the Company).
For purposes of the foregoing Sections of the Plan, (i) the Option will be considered an “Option,” a “Nonstatutory Stock Option” and an “Award”, (ii) this Option Agreement will be considered an “Option Agreement” and an “Award Agreement,” (iii) you will be considered a “Participant,” and (iv) the Option will be considered to have been granted under the Plan.
The Option is further subject to all applicable interpretations, amendments, rules and regulations, that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Option Agreement and the applicable provisions of the Plan, the Option Agreement shall control.
* * * *
B-8  |  2023 PROXY STATEMENT

ATTACHMENT II

NOTICE OF EXERCISE
2023 PROXY STATEMENT  |  B-9

NOTICE OF EXERCISE
Fastly, Inc.
475 Brannan Street, Suite 300
San Francisco, CA 94107
Date of Exercise:
This constitutes notice to Fastly, Inc. (the “Company”) that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Grant Notice, Option Agreement or 2019 Equity Incentive Plan (the “Plan”) shall have the meanings set forth in the Grant Notice, Option Agreement or Plan, as applicable. Use of certain payment methods is subject to Company and/or Committee consent and certain additional requirements set forth in the Option Agreement and the Plan.
Type of option:	Nonstatutory Stock Option
Date of Grant:	April 12, 2023
Number of Shares as to which the Option is exercised:
Certificates to be issued in name of:
Total exercise price:	$
Cash, check, bank draft or money order delivered herewith:	$
Value of Shares delivered herewith:	$
Regulation T Program (cashless exercise)	$
Value of Shares pursuant to net exercise:	$

By this exercise, I agree to (i) provide such additional documents as you may require pursuant to the terms of the Plan and (ii) satisfy the tax withholding obligations, if any, relating to the exercise of this Option as set forth in the Option Agreement.
Very truly yours,

B-10  |  2023 PROXY STATEMENT

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FSLY2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12853-P88412 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FASTLY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the Board's three nominees for director named in the accompanying proxy statement, to serve as a Class I member of the Board of Directors until the 2026 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Aida Álvarez
02) Richard Daniels
03) Todd Nightingale

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V12854-P88412

FASTLY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Todd Nightingale as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Fastly, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Pacific Time on Wednesday, June 14, 2023, at www.virtualshareholdermeeting.com/FSLY2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE